                                                                   EXHIBIT 10.23

                             RESEARCH & DEVELOPMENT

                                       AND

                                LICENSE AGREEMENT

                                     BETWEEN

                               ABBOTT LABORATORIES

                                       AND

                                  SPECTRX, INC.

                                TABLE OF CONTENTS
                               ABBOTT LABORATORIES

                                       AND
                                  SPECTRX, INC.

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TITLE                                                                                                          PAGE NO.

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
1.       DEFINITIONS..................................................................................................1

2.       RESEARCH AND DEVELOPMENT.....................................................................................9

         2.1      Research Committee..................................................................................9
         2.2      Research Program Plan..............................................................................10
         2.3      Research Program Payments..........................................................................10
         2.4      Research Program Milestones and Payments...........................................................11
         2.5      Development of Initial System......................................................................12

3.       ABBOTT DUE DILIGENCE........................................................................................13

         3.1      Development Program................................................................................13
         3.2      Development Program Milestone Due Diligence........................................................14
         3.3      Marketing..........................................................................................15
         3.4      Manufacturing......................................................................................16

4.       LICENSE.....................................................................................................16

         4.1      Grant..............................................................................................16
         4.2      Stock Purchase; License Fees and Royalties.........................................................17
         4.3      Credited Against Royalties.........................................................................21
         4.4      Royalty Stacking...................................................................................21
         4.5      Directly Competitive Product.......................................................................22
         4.6      No Multiple Royalties..............................................................................24
         4.7.     Royalty Report.....................................................................................24
         4.8      Royalty Payments...................................................................................24
         4.9      Records and Audit..................................................................................25
         4.10     Taxes..............................................................................................25

5.       RIGHT OF FIRST NEGOTIATION FOR ADDITIONAL ANALYTES..........................................................26

         5.1      Analytes List......................................................................................26
         5.2      Right of First Negotiation.........................................................................26
         5.3      Agreement Terms....................................................................................29
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                                TABLE OF CONTENTS

                                   (CONTINUED)

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TITLE                                                                                                          PAGE NO.

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
6.       OWNERSHIP OF INTELLECTUAL PROPERTY..........................................................................29

         6.1      SPECTRx Research Program Technology................................................................29
         6.2      ABBOTT Research Program Technology and Derived Technology..........................................31
         6.3      Joint Research Program Technology..................................................................33
         6.4      ABBOTT Development Program Technology..............................................................35

7.       DEVELOPMENT PROGRAM TECHNOLOGY GRANT BACKS..................................................................36

         7.1      Prior to First Shipment Date.......................................................................36
         7.2      After First Shipment Date..........................................................................36

8.       PATENTS.....................................................................................................37

         8.1      Patents Filing and Maintenance; Costs..............................................................37
         8.2      Joint Patents Filing...............................................................................39
         8.3      Discontinuance of Prosecution......................................................................39
         8.4      Improvements.......................................................................................40
         8.5      Infringement by Third Parties......................................................................41
         8.6      Third Party Claims of Infringement Against ABBOTT..................................................42

9.       REPRESENTATIONS AND WARRANTIES..............................................................................43

         9.1      By SPECTRx.........................................................................................43
         9.2      By ABBOTT..........................................................................................44

10.      TERM AND TERMINATION........................................................................................45

         10.1     Term...............................................................................................45
         10.2     Early Termination..................................................................................45
         10.3     Consequences of Expiration or Early Termination....................................................48
         10.4     Survival...........................................................................................50

11.      INDEMNIFICATION.............................................................................................51

         11.1     By SPECTRx.........................................................................................51
         11.2     By ABBOTT..........................................................................................51
         11.3     Conditions.........................................................................................52
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                                TABLE OF CONTENTS

                                   (CONTINUED)

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
12.      LIMITATION OF LIABILITY AND REMEDIES........................................................................52

         12.1     Liability Limitation...............................................................................52
         12.2     Exclusive Remedies.................................................................................52

13.      CONFIDENTIAL INFORMATION....................................................................................53

         13.1     Due Care...........................................................................................53
         13.2     Permitted Disclosures..............................................................................53
         13.3     Publication........................................................................................54
         13.4     Other Agreements...................................................................................54

14.      MISCELLANEOUS...............................................................................................54

         14.1     Force Majeure......................................................................................54
         14.2     Notices............................................................................................55
         14.3     Assignment.........................................................................................56
         14.4     Successors and Assigns.............................................................................56
         14.5     Alternative Dispute Resolution.....................................................................56
         14.6     Publicity..........................................................................................56
         14.7     Relationship of the Parties........................................................................57
         14.8     Appendices.........................................................................................57
         14.9     Headings; Number...................................................................................57
         14.10    Waiver.............................................................................................58
         14.11    Severability.......................................................................................58
         14.12    Entire Agreement, Amendment........................................................................58
         14.13    Applicable Law.....................................................................................58
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                                TABLE OF CONTENTS

                                   (CONTINUED)

APPENDICES

EXHIBIT A

         STOCK PURCHASE AGREEMENT

APPENDIX 1.20

         LICENSED PATENTS

APPENDIX 1.25

         PRIOR DISCLOSURES

APPENDIX 1.28

         RESEARCH PROGRAM OUTLINE

APPENDIX 2.3

         COST CATEGORIES R&D COSTS TO BE REIMBURSED SPECTRX, INC.

APPENDIX 2.4

         MILESTONE CRITERIA

APPENDIX 4.2(C)

         REGIONS AND DESIGNATED COUNTRIES

APPENDIX 14.5

         ALTERNATIVE DISPUTE RESOLUTION

                                      -iv-


                                    AGREEMENT

         THIS AGREEMENT dated 10 October, 1996 ("Effective Date"), by and between Abbott Laboratories, an Illinois corporation with principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 and its Affiliates ("ABBOTT") and SPECTRx, a Delaware corporation with principal offices at 6025A Unity Drive, Norcross, Georgia 30071 ("SPECTRx").

                                    RECITALS

         WHEREAS, SPECTRx owns or has rights under the patents, patent applications and invention disclosures listed in Appendix 1.20 of this Agreement relating, respectively, to the use of [*] for the extraction of interstitial fluid samples for diagnostic applications, including glucose monitoring;

         WHEREAS, ABBOTT desires to obtain certain licenses under such patents, patent applications and disclosures, and ABBOTT and SPECTRx desire to pursue a research program to determine the feasibility of such technology in the area;

         WHEREAS, if feasibility is proven, ABBOTT and SPECTRx desire that ABBOTT pursue development and commercialization of a product based on such technology;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, ABBOTT and SPECTRx mutually agree as follows:
1.       DEFINITIONS

         In addition to the terms defined in the provisions of the Agreement, the following terms shall have the meaning ascribed below:

         1.1 "Affiliate" means any entity which controls, is controlled by or is under common control with another entity. An entity is deemed to be in control of another entity (controlled entity)

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

if the former owns directly or indirectly at least fifty percent (50%), or the maximum percentage allowed by law in the country of the controlled entity, of the outstanding voting equity of the controlled entity.

         1.2 "Agreement" means this Agreement, as may be amended, including all Appendices and Exhibits attached hereto.

         1.3 "Analyte" means an individual compound, protein or substance which is the target of quantitative or qualitative measurement for medical diagnostic purposes.

         1.4 "Average Market Share" means for a country, a fraction, the numerator of which shall be the total retail sales (in the local currency) of all Directly Competitive Products or Licensed Product as the case may be in such country in a calendar quarter and the denominator of which shall be the sum of total retail sales of all Directly Competitive Products plus the total retail sales of all Licensed Products in such country, all as measured by IMS Americas, Inc. or such other recognized industry source as may be reasonably agreed to by the parties.

         1.5 "CDA" means the Confidential Disclosure Agreement entered into by ABBOTT and SPECTRx and dated December 13, 1995.

         1.6 "Confidential Information" means information disclosed in writing by one party to the other pursuant to this Agreement or the CDA and identified as "CONFIDENTIAL" or "PROPRIETARY" as well as information disclosed orally to the extent such oral disclosure is identified as "CONFIDENTIAL" at the time of disclosure and is summarized in writing which is provided to the other party within thirty (30) days after oral disclosure. "Confidential Information" does not include any of such information which:

             (A) is known to the receiving party before receipt thereof under this Agreement or the CDA, or is independently developed by the receiving party without recourse to the other party's Confidential Information, both as evidenced by the receiving party's written records which are contemporaneous to the claimed event;

             (B) is disclosed to the receiving party without restriction after full execution of this Agreement by a Third Party having a legal right to make such disclosure; or

             (C) is or becomes part of the public domain through no breach of this Agreement.

         1.7 "Derived Technology" means any invention, development, know-how or discovery, excluding [*] Technology and [*], derived from or directly based upon Prior Disclosures and invented solely by ABBOTT employees, agents or contractors which was made more than [*] before the information in Prior Disclosures from which it is derived or on which it is based became part of the public domain without any breach by ABBOTT of its confidential obligations to SPECTRx; and which was made within [*] after the Effective Date.

         1.8 "[*] Technology" means technology for [*].

         1.9 "[*]" means use of the technology claimed in the Licensed Patents, Know-How and/or Derived Technology to [*].

         1.10 "Development Program" means that work to be carried out by ABBOTT specifically to develop a Licensed Product for commercialization, which program shall commence upon the date of ABBOTT's Development Program Notification to SPECTRx in accordance with Section 2.5 and shall end on the First Shipment Date.

         1.11 "Directly Competitive Products" means all medical devices, instruments and associated disposables within the Field which incorporate [*] means to perforate the stratum corneum for the

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

purpose of sampling interstitial fluid for glucose monitoring, excluding those [*], and which over the preceding two calendar quarters have maintained an Average Market Share within the country in question of [*]. Directly Competitive Products shall not include any product which during such calendar quarters in that country is the subject of a pending infringement action by either SPECTRx or ABBOTT. Directly Competitive Products shall only include products which in a given country, either would [*] which was presented to the relevant [*]. For purposes of this Section, "significant claim" means a claim encompassing a core function of such products (e.g., method for extracting interstitial fluid).

         1.12 "Disposables" means a single or multiple use detector which is sold by ABBOTT or its sublicensees with labeling or instructions identifying it for use with Product, which is used for any measurement of glucose utilizing such Product,[*].

         1.13 "Exclusive License" means a license whereby the receiving party's rights shall be sole and exclusive and shall operate to exclude all others including, but not limited to, the grantor.

         1.14 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

         1.15 "Field" means the use of [*] for the extraction of interstitial fluid samples for glucose monitoring.

         1.16 "First Shipment Date" means the date of the first shipment of Product, other than Product used for clinical studies, after receipt of regulatory approval in a country and which is sold by ABBOTT or its sublicensees to a Third Party.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         1.17 "510K Filing" means a premarket notification submission filed with the FDA requesting clearance to commercially distribute a medical device for human use in the United States based on substantial equivalence to a device currently in commercial distribution.

         1.18 "Improvements" means any and all developments, improvements, inventions or discoveries relating to the Licensed Patents or Know-How, [*], with the right to sublicense, by SPECTRx, during the term of this Agreement and shall include, but not be limited to, developments intended to enhance the safety and efficacy of the Product.

         1.19 "Know-How" means that proprietary technology, know-how and/or trade secrets of SPECTRx (or licensed to SPECTRx with the right to sublicense) in the Field relating to the Product or the Licensed Patents including, but not limited to, manufacturing or production techniques, formulations, methods, products and processes.

         1.20 "Licensed Patents" means all patents and patent applications that cover inventions useful within the Field, but excluding Delivery Applications, conceived and/or reduced to practice by SPECTRx, its employees, agents or contractors or acquired by SPECTRx with the right to sublicense, whether prior to or after the Effective Date, including, but not limited to, (A) the patents and patent applications set forth in Appendix 1.20 (excluding Delivery Applications) and any patents or patent applications covering inventions within the Field subsequently developed or acquired by SPECTRx prior to the First Shipment Date, including, but not limited to, those arising from the SPECTRx Research Program Technology as set forth in Section 6.1(A) and (B)(i), the Joint Research Program Technology as set forth in Section 6.3, and the Improvements as set forth in Section 8.4; (B) all patents arising from such applications identified in (A); (C) any foreign counterparts of the patents or patent applications described in (A) or (B); (D) any divisions, continuations, and continuations-in-

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

part, extensions, renewals, re-examinations or reissues of the patents or patent applications identified in (A) or (B), or (C).

         1.21 "Licensed Product" means the (i) Product and (ii) Disposables.

         1.22 "[*]" means use of technology which would [*] in interstitial fluid using technology described in the Licensed Patents to which SPECTRx has rights with the right to sublicense and then would [*], as to which ABBOTT has, or in the future obtains, rights for such [*].

         1.23 (A) "Net Sales" means the gross sales of the Licensed Product shipped and billed to a Third Party by ABBOTT and its sublicensees in the Territory, less reasonable and appropriate:

                  (i) allowances and adjustments separately and actually credited or payable including, but not limited to, credit for damaged, outdated and returned Products or Disposables;

                  (ii)  trade discounts earned or granted;

                  (iii) cash discounts actually allowed;

                  (iv) transportation charges (including, but not limited to, insurance costs), handling charges, sales taxes, excise taxes and duties, and other similar charges invoiced to customers or a reasonable factor for any such charges if such charges are absorbed by ABBOTT and included in the Licensed Product's selling price, but not itemized on the invoice, which factor shall not exceed five percent (5%) of the selling price;

                  (v)   wholesaler chargebacks; and

                  (vi) rebates earned or granted and any prorated management fees which are required by buying groups and similar organizations.

              (B) If a Product or Licensed Product is sold in combination with another product, other than a Disposable, for a single price ("Combination Product"), the Net Sales with respect to a

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Combination Product means the gross sales of the Combination Product billed to a
Third Party by ABBOTT and its sublicensees in the Territory less the adjustments referred to in Sections 1.23(A)(i)-(vi), multiplied by a fraction, the numerator of which shall be the per unit current net selling price of the Product or Licensed Product as sold separately in a country and the denominator of which shall be the sum of the current net selling price(s) in such country of each of the products having significant independent utility in the Combination Product including the Product or Licensed Product. If there is no established net or other selling price at the time in question for the Licensed Product, Product or the product(s) included in the Combination Product, then ABBOTT's standard factory cost of the Product or Licensed Product and other products shall be used to determine the above fraction.

                  (C) Net Sales shall be calculated in accordance with ABBOTT's standard internal policies and procedures in compliance with generally accepted accounting principles consistently applied.

         1.24 "PMA" means an application other than a 510K filed with the FDA for approval by such agency of the commercial distribution of a medical device for human use in the United States, whether such application is designated as a Pre-Marketing Approval, or by another name.

         1.25 "Prior Disclosures" means the invention disclosures, other Confidential Information, patent application drafts and patent applications which SPECTRx disclosed to ABBOTT under the CDA and which are listed in Appendix 1.25.

         1.26 "Product" means a product in the Field whose manufacture, use or sale would, but for the licenses granted under Section 4.1 of this Agreement, infringe a Valid Claim of a patent within the Licensed Patents or as to which ABBOTT is otherwise required to pay royalties hereunder.

         1.27 "Regulatory Filing" means an application filed with a governmental entity for approval by that entity in a country of the sale of a medical device for human use in such country including, but not limited to, a PMA or a 510K in the United States.

         1.28 "Research Program" means the joint research to be carried out by ABBOTT and SPECTRx to determine the feasibility of the Product ("Phase 1") [*] ("Phase 1a") and of [*] ("Phase 1b"); and the milestones to be met by SPECTRx as outlined in Appendix 2.4, which program shall commence on the Effective Date and shall end on the date of ABBOTT's Development Program Notification to SPECTRx in accordance with Section 2.5, as the Research Program is more particularly described in Appendix 1.28.

         1.29 "Research Program Technology" means all inventions, developments, know-how, or discoveries, whether or not patentable, which are conceived and/or reduced to practice during the course of work under the Research Program as described in Appendix 1.28.

         1.30 [*]

         1.31 "Territory" means the entire world.

         1.32 "Third Party" means any individual, corporation, partnership, trust or other business organization or entity, and any other recognized organization other than the parties hereto and their Affiliates or sublicensees.

         1.33 "Valid Claim" means any claim of a pending patent application which has received its notice of allowance or any claim of an issued and unexpired patent which has not been held unenforceable, unpatentable nor invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, nor has been admitted by the holder of the patent to be invalid or unenforceable through reissue, disclaimer or otherwise.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.       RESEARCH AND DEVELOPMENT

         2.1 Research Committee. ABBOTT and SPECTRx shall each designate two (2) representatives to serve on a research committee to direct and coordinate the Phase 1 work under the Research Program (the "Research Committee"). The Research Committee shall be responsible for designating all Research Program tasks to be carried out by SPECTRx or ABBOTT (the "Research Program Plan") as initially set forth in Appendix 1.28 and for preparation of a budget on a quarterly basis covering tasks assigned to SPECTRx under the Research Program Plan. ABBOTT or SPECTRx may designate substitute representatives to the Research Committee by written notice from one party to the other.

         2.2 Research Program Plan. SPECTRx and ABBOTT shall carry out the Research Program in accordance with the Research Program Plan as developed and approved by the Research Committee. The Research Program Plan as well as Appendix 1.20 (Licensed Patents) shall be updated quarterly by the Research Committee. SPECTRx shall submit to ABBOTT a quarterly status report summarizing the completion or degree of completion of each SPECTRx task or milestone in the Research Program Plan. During the period of time covered by the Research Program Plan, the Research Committee shall meet at least once each calendar quarter at times and places mutually agreed upon to discuss the status of the Research Program Plan and the underlying research. Each party shall diligently undertake, pursue and support all research activities required to complete the Research Program as set forth in the Research Plan which shall be directed towards the completion of Phase 1a and 1b milestones in a timely manner; provided, however, the Research Program may be terminated by mutual agreement of the parties.

         2.3 Research Program Payments. During the Research Program, ABBOTT shall be responsible for SPECTRx's actual costs for the cost categories set forth in Appendix 2.3 incurred for completion of tasks under Phases 1a and 1b of the Research Program as set forth in the Research Program Plan. Such payments shall be made in accordance with the quarterly budget as approved by the Research Committee in accordance with Section 2.1 and shall be paid to SPECTRx in advance of such quarter. Any budget revisions or variance shall be subject to the review and approval of the Research Committee. Any funds not expended by SPECTRx in one quarter shall be credited to the subsequent quarter. If SPECTRx receives notification of termination of this Agreement from ABBOTT or delivers such notice to ABBOTT in accordance with Section 10.2 prior to the completion of the Research Program, then SPECTRx shall immediately commence a wind down in good faith of its research tasks under the Research Program Plan, shall immediately terminate or notice termination, as permitted, of any obligations which incur costs under the Research Program Plan, shall not enter into any new financial commitments regarding the Research Program and shall take all reasonable steps to minimize any existing and/or continuing costs under the Research Program Plan which cannot be immediately terminated. SPECTRx shall reimburse ABBOTT for all advance payments made to SPECTRx which are in excess of the actual costs of the Research Program as of the date of termination less any contractual obligations of the Research Program which by their terms are noncancelable and thus extend beyond the termination date and other similar costs which cannot be reasonably avoided.

         2.4 Research Program Milestones and Payments. SPECTRx shall be entitled to receive two milestone payments of [*] each upon successful completion of the Phase 1a and 1b milestones in accordance with the milestone criteria set forth in Appendix 2.4. Such payments shall be made within

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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thirty (30) days after successful completion of each milestone. If one or both milestones has not been completed, and ABBOTT terminates this Agreement in accordance with Section 10.2, then ABBOTT shall not be obligated to make the milestone payment for any milestone that is not met by SPECTRx by the date of termination. However, if one or both milestones have not been completed and ABBOTT notifies SPECTRx as set forth in Section 2.5, then ABBOTT shall make such milestone payment(s) within sixty (60) days of such Development Program Notification. If SPECTRx has not successfully completed the Phase 1a milestone in accordance with the milestone criteria set forth in Appendix 2.4 within [*], then ABBOTT may terminate this Agreement, provided that ABBOTT has not delivered the Development Program Notice set forth in Section 2.5, and such termination by ABBOTT shall be considered a termination under Section 10.2(C)(i).

         2.5 Development of Initial System.

             (A) At any time prior to forty-five (45) days after the completion of the Phase 1b milestone (in accordance with Appendix 2.4), but in no event later than [*], ABBOTT may notify SPECTRx in writing if ABBOTT determines to commence the Development Program ("Development Program Notification"). If ABBOTT has not delivered to SPECTRx the Development Program Notification within such period, then this Agreement shall immediately terminate upon written notice from one party to the other; provided, however, that if the Phase 1b milestone has not been completed, then SPECTRx shall not be entitled to the licenses under Section 6.2(C).

             (B) If ABBOTT commences the Development Program, then ABBOTT intends to utilize the Licensed Patents and Know-How during the Development Program [*] for a [*] ("Initial System"). SPECTRx acknowledges that the practice of the Licensed Patents and Know-How with regard to the Initial System does not preclude ABBOTT's other development activities necessary to

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

compete in the glucose market including, but not limited to, the development of enhancements to ABBOTT's invasive glucose testing products, use of other technologies in the Initial System which ABBOTT determines in its sole discretion is necessary for a commercially viable Product, the development of improvements to the Initial System for inclusion as part of a [*]. If ABBOTT determines at any point after commencing the Development Program not to practice the Licensed Patents and Know-How with regard to the Initial System, ABBOTT shall promptly notify SPECTRx in writing and this Agreement will terminate immediately unless otherwise agreed by the parties. Such termination shall be subject to the applicable provisions of Section 10.3 and Section 10.4.

3.       ABBOTT DUE DILIGENCE

         3.1      Development Program

                  (A) Upon delivery of the Development Program Notification to SPECTRx set forth in Section 2.5, ABBOTT shall diligently undertake and pursue all development activities reasonably required in order to submit Regulatory Filings to obtain governmental approvals to market the Product in the United States, major European Union countries, Japan and in the other countries of the Territory, and in order to obtain approvals, all in accordance with ABBOTT's historical practice. All such development activity shall be at ABBOTT's expense and shall be undertaken in accordance with ABBOTT's normal procedures for evaluating development projects and the exercise of its reasonable business judgment, consistent with the custom and practice in the industry, and ABBOTT's historical practice in filing of Regulatory Filings, conduct and completion of clinical trials, demonstration of clinical efficacy and commercial feasibility, and obtaining of regulatory approvals.

                  (B) Any delays in, or failure to complete the Development Program (i) due to the intentional or negligent acts of SPECTRx except activities directed or required by ABBOTT or the

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Research Committee; or (ii) because the Product is either determined not to have been shown to be safe or efficacious, or it is determined that additional material, data, or information is needed to determine safety or efficacy; or
(iii) because the Product [*]; or (iv) due to events beyond the reasonable control of ABBOTT shall not constitute a failure of diligence by ABBOTT under this Article, nor a breach by ABBOTT of this Agreement provided, however, that no such delay (other than as set forth in this Section 3.1 (B)(1)) shall extend the periods of the time set forth in Section 3.2 of this Agreement. If an event set forth in Section 3.1 (B)(1) delays the submission of a Regulatory Filing or the First Shipment Date, ABBOTT and SPECTRx shall negotiate in good faith to extend the time periods set forth in Section 3.2(A) and (B) by a period of time commensurate with such delay.

         3.2 Development Program Milestone Due Diligence. ABBOTT shall make certain payments during the Development Program in accordance with Section 4.2(B).

             (A) If the First Shipment Date has not occurred and if ABBOTT has not submitted a Regulatory Filing to the FDA and has not made the payment set forth at Section 4.2(B)(ii) within [*] after the earlier of SPECTRx's having completed the Phase 1b milestone in accordance with Appendix 2.4 (or any extended time period agreed to by the parties pursuant to Section 3.1) or the Development Program Notification, then ABBOTT may make such payment and extend the time to submit such Regulatory Filing for an [*] so that the total period becomes [*]. Unless the parties agree to extend such time for the Regulatory Filing, if ABBOTT has not made such Regulatory Filing during [*], then upon written notice from SPECTRx, this Agreement shall terminate subject to the applicable provisions of Section 10.3 and Section 10.4; provided that, if such Regulatory Filing did not occur due to one of the events set forth in Section
3.1 (B), then SPECTRx shall not be entitled to the grant back of rights set forth in Sections 6.2(C) and 7.1.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

             (B) If the First Shipment Date has not occurred and ABBOTT has not made the payment set forth in Section 4.2(B)(iv) within either [*] if a 510K Filing is required or [*] if a PMA or equivalent is required (or any extended time period agreed to by the parties pursuant to Section 3.1, plus any extension taken under Section 3.2(A)) after the earlier of SPECTRx's having completed the Phase 1b milestone in accordance with Appendix 2.4 or the Development Program Notification, then ABBOTT may make such payment and extend the time for the First Shipment Date for [*], such additional period to commence immediately upon expiration of the relevant initial period. Unless the parties agree to further extend such time for the First Shipment Date, if the First Shipment Date has not occurred during the [*] extension period or if ABBOTT does not make the payment to extend, then upon written notice from SPECTRx, this Agreement shall terminate subject to the applicable provisions of Section 10.3 and Section 10.4; provided that if the First Shipment Date did not occur due to the events set forth in
Section 3.1(B), then SPECTRx shall not be entitled to the grant back of rights set forth in Sections 6.2(C) or 7.1.

         3.3 Marketing. Promptly upon receipt of relevant regulatory approval for any country in the Territory, ABBOTT shall diligently undertake and pursue all marketing, sales, promotional and other commercialization activities as reasonably required to maximize the sale of Licensed Product in that country and to promote and support the Licensed Product by undertaking advertising, sales training, exhibitions, and seminars including, without limitation: (A) properly training, equipping and deploying its sales force to promote the Licensed Product in such country including providing appropriate incentives; (B) making a financial commitment as is customary in the industry for direct marketing and promotional support of the Licensed Product in such country during the first two
(2) years of commercialization, and thereafter such amounts as are commensurate with projected sales of

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

the Licensed Product in such country, and (C) providing technical support to end users by using an appropriate specialist staff. For purposes of this provision, ABBOTT will not be deemed to have failed to exercise diligence if ABBOTT undertakes the tasks hereunder in accordance with ABBOTT's normal procedures for training, launching a new product and marketing products or in accordance with ABBOTT's historical practices in various regions of the world.

         3.4 Manufacturing. ABBOTT shall undertake all manufacture of the Product and Disposables and may self-manufacture or have the Product and/or Disposables manufactured by a Third Party, in the sole discretion of ABBOTT.

4.       LICENSE

         4.1 Grant. Subject to the terms and conditions of this Agreement:

             (A) SPECTRx hereby grants to ABBOTT a royalty-bearing, Exclusive License, with the right to sublicense, under the Licensed Patents and Know-How to make, have made, use, sell and import the Product in the Territory with the exception of Singapore and the Netherlands provided, however, that any such sublicense for the sale of Product in the United States, European Union countries or Japan shall be subject to the approval of SPECTRx, which approval shall not be unreasonably withheld. Regardless of the terms of such sublicense, ABBOTT shall remain jointly and separately liable to SPECTRx under the present Agreement for all obligations, including, but not limited to, royalties, under this Agreement as if the sales of Licensed Products were directly by ABBOTT under this Agreement.

             (B) SPECTRx hereby grants to ABBOTT a royalty-bearing, nonexclusive license, with the right to sublicense, under the Licensed Patents and Know-How to make, have made, use, sell and import the Product in Singapore and the Netherlands.

                  (C) The Exclusive License granted under Section 4.1(A) and the nonexclusive license granted under Section 4.1(B) are collectively referred to hereunder as "Licenses."

         4.2      Stock Purchase; License Fees and Royalties.

                  (A) Within fifteen (15) days of the Effective Date, ABBOTT shall purchase five hundred thousand (500,000) shares of SPECTRx preferred stock at six dollars ($6.00) per share for a total payment of Three Million Dollars ($3,000,000), in accordance with the Stock Purchase Agreement appended as Exhibit A to this Agreement.

                  (B) In partial consideration for the Licenses granted to ABBOTT under Section 4.1, ABBOTT shall make license fee payments [*] in the amounts and within the time frames as follows:

                           (i)   [*] of the date of the Development Program
Notification by ABBOTT to SPECTRx, ABBOTT shall pay SPECTRx [*].

                           (ii)  [*] of ABBOTT submitting a Regulatory Filing
regarding the Product to the FDA, ABBOTT shall pay SPECTRx [*].

                           (iii) [*] of receipt by ABBOTT of a written notice of
approval of the Regulatory Filing by the FDA, ABBOTT shall pay to SPECTRx [*]; or if ABBOTT receives notice of regulatory approval of its Regulatory Filing in any country in Europe or in Japan prior to that of the FDA, then (in lieu of and not in addition to such [*] payment) ABBOTT shall pay to SPECTRx [*] of receipt of such notice and [*] of receipt of ABBOTT's notice of approval from the FDA.

                           (iv)  [*] of the First Shipment Date, ABBOTT shall
pay to SPECTRx [*].

                           (v)   [*] of written notification and evidence of
notice of allowance of the first United States Licensed Patent which includes a claim which covers the interstitial fluid sampling

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

which the Product (including Product under development) would infringe except for the rights granted under this Agreement, ABBOTT shall pay to SPECTRx [*].

                  (C) In partial consideration for the Licenses granted under
Section 4.1, ABBOTT shall pay a royalty based on the annual Net Sales of the Licensed Product in the Territory, such royalty to be calculated on a graduated basis as follows, subject to Section 4.2(D):

        Net Sales [*]                                                               Royalty Rate
           $MM                                                                    (% of Net Sales)
        -------------                                                             ----------------

         First [*]                                 at                                    [*]
         Next  [*]                                 at                                    [*]
         Next  [*]                                 at                                    [*]
         Next  [*]                                 at                                    [*]
         Remainder                                 at                                    [*]

For example, if total Net Sales for the year are [*], then the royalty would be calculated as follows: [*].

         For so long as a product is covered by a major Valid Claim (as defined in Section 4.2(D)) in all of the designated countries ("Designated Countries") in a given region ("Region") as such Designated Countries and Regions are constituted in Appendix 4.2(C), then all sales of said product and associated Disposables by ABBOTT or its sublicensees in the countries of that Region shall be deemed gross sales for the determination of Net Sales of Licensed Product for the purposes of this Section. If Regions or Designated Countries are affected by geographical or political changes that negatively affect patent prosecution, ABBOTT and SPECTRx shall confer on needed modifications to Appendix 4.2(C).

                  (D) For a period of [*] from the First Shipment Date in any of the [*], ABBOTT shall have the obligation to pay royalties on any product and associated Disposables sold by ABBOTT which utilizes technology under the Licensed Patents [*] within the Field even if such


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

product does not infringe a Valid Claim of a patent included in the Licensed Patents and therefore is not a Licensed Product. If after such [*] expires, a product sold by ABBOTT in a particular country in a given Region utilizes technology under the Licensed Patents within the Field, but does not infringe a major Valid Claim in the Licensed Patents in every Designated Country in such given Region, then, unless sales of such product in such country constitute infringement of a Valid Claim of Licensed Patents, ABBOTT may at anytime thereafter cease to pay royalties pursuant to this Section on its Net Sales in any such country in such Region and ABBOTT's license in that country shall terminate. If the patent process in one or two Designated Countries extends beyond the [*] from the First Shipment Date for reasons outside the control of SPECTRx (as reasonably determined by ABBOTT) and SPECTRx has been seeking such patent protection diligently (as reasonably determined by ABBOTT), ABBOTT shall continue to pay, in its sole discretion, royalties in such Region provided that a Valid Claim of a patent covering the Licensed Product sold by ABBOTT in such Region exists in all the other Designated Countries in such Region. For purposes of this Section, "major Valid Claim" means a Valid Claim encompassing a core function of such ABBOTT product (e.g., method for extracting interstitial fluid.)

                  (E) If a product of ABBOTT is not covered by a Valid Claim due to the decision of a court or governmental agency of competent jurisdiction that all claims of Licensed Patents in a given Designated Country of a Region which cover such product are unenforceable or invalid, then ABBOTT shall have no obligation to pay royalties for activities in all countries of that Region for which there is no Valid Claim covering such product unless a decision not subject to appeal becomes final which reverses this determination with regard to at least one claim covering such product in such country. However, royalties shall be accrued during such period and if requested by SPECTRx, shall

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

be escrowed under reasonable commercial terms, including receipt of interest. If the determination is reversed by a final decision, SPECTRx shall receive the escrowed royalties and interest. If the decision is not so reversed, ABBOTT shall receive the escrowed royalties and interest. If ABBOTT elects not to continue to pay royalties upon a final determination which does not reverse such finding, then ABBOTT's license in such Designated Country shall terminate. Upon termination in such Designated Country, ABBOTT's obligation to pay royalties in the remaining countries of the corresponding Region shall be determined by the presence in each country of a Valid Claim covering such product. For each country in which ABBOTT so chooses not to pay royalties in such country, ABBOTT's license in such country shall immediately terminate; provided, however, it shall not terminate if a product of ABBOTT is not covered by a Valid Claim in a given country in such corresponding Region due to the decision of a court or governmental agency of competent jurisdiction as set forth above and ABBOTT shall have no obligation to pay royalties hereunder with regard to such product unless a decision not subject to appeal becomes final. Such royalties shall be accrued with regard to such country under the same terms as set forth above for a Designated Country. If ABBOTT elects not to continue to pay royalties upon a final determination which does not reverse such finding, then ABBOTT's license in such country shall terminate.

                  (F) No royalty shall be payable for products (which if sold with Product would be Disposables) which are sold separately from and not used with Product as determined by publicly available marketing data generally accepted in the industry or other mutually agreed upon methods.

         4.3 Credited Against Royalties. The license fee payment of [*] set forth in Section 4.2(B)(iii) and the license fee payment of [*] set forth in
Section 4.2(B)(iv) shall be credited against future royalties. Such payments shall be credited against royalties due to SPECTRx at the time of

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

payment of such royalty so that SPECTRx shall receive [*] of the royalty amount due to it (i.e., for every dollar in royalties due SPECTRx, SPECTRx shall receive [*]) until the total of [*] has been credited against royalties due SPECTRx from ABBOTT.

         4.4 Royalty Stacking. If ABBOTT is obligated or has agreed to pay a total royalty rate that exceeds [*] of Net Sales of the Licensed Products, whether the royalty is due to SPECTRx or to Third Parties, then ABBOTT may reduce the royalty rate payable to SPECTRx by [*]. Such royalty limitation shall not include those royalties for which ABBOTT is obligated to a Third Party under agreements entered into prior to the Effective Date for either (A) technology which may be integrated into the Product or Disposables or (B) technology which is incorporated into the strips manufactured by ABBOTT's subsidiary, MediSense, Inc. For example, if the total royalty rate paid by ABBOTT in a year is [*] and the royalty rate for SPECTRx for that year is [*], then ABBOTT may decrease SPECTRx's royalty rate by [*] of that which exceeds the royalty rate of [*] which results in a SPECTRx royalty rate of [*] for that year. However, in no event shall the total royalty rate for SPECTRx be less than [*].

         4.5 Directly Competitive Product.

             (A) If in any calendar quarter, a Third Party is selling a Directly Competitive Product in any country where ABBOTT is selling the Licensed Product, then ABBOTT may decrease the royalty rate by [*] in such country for the period that the Directly Competitive Product and the Licensed Product are both sold. For example, if the royalty rate for that year is [*], then the royalty shall be calculated at a rate of [*] for the Net Sales in the country in which the Directly Competitive Product and the Licensed Product are both sold. The minimum royalty rate specified in Section 4.4 shall not be applicable to calculations' under this Section.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (B) It a product was not designated as a Directly Competitive Product, during any calendar quarter, because such product was subject to an infringement action by ABBOTT or SPECTRx, and if such action is either settled (as approved by ABBOTT and SPECTRx) or adjudicated so as to allow the continued sale of such product in the country, then such product shall be retroactively designated a Directly Competitive Product, and ABBOTT may deduct that portion of the royalties that ABBOTT paid during the pendency of the infringement action, that would not have been paid due to the Third Party sale of a Directly Competitive Product, from any royalties thereafter due and payable to SPECTRx under this Agreement.

                  (C) Any time after [*] from the date of first reduction of the royalty rate in any country in the Territory under Section 4.5(A), (i) if the Average Market Share of the Directly Competitive Products in that country exceeds that of the Licensed Product and (ii) no Valid Claim of a patent under the Licensed Patents covers the Directly Competitive Product in that country, then (a) ABBOTT may terminate its Exclusive License or non-exclusive license for such country upon written notification to SPECTRx and SPECTRx shall grant to ABBOTT a nonexclusive license to use any Know-How in the Field as set forth below in this Section 4.5(C); or (b) ABBOTT may continue to pay the reduced royalty rate as set forth above and maintain its Exclusive License or nonexclusive license for that country. If ABBOTT elects to terminate, SPECTRx hereby grants to ABBOTT a nonexclusive, royalty-free license, with the right to sublicense to use any Know-How in the Field which covers the manufacture, use or sale of such ABBOTT product sold in any country where ABBOTT has terminated its license under this Agreement covering such product in such country pursuant to this Section 4.5(C).

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         (D) If SPECTRx has not granted a license or is not under a binding obligation to grant a license to a Third Party or sublicensee in the Field or is not itself actively engaged in significant development or commercialization of a product in the Field and (i) the Directly Competitive Product ceases sales in such country (and no other Directly Competitive Product is sold in such country at that time) or (ii) a patent of SPECTRx issues in such country and such patent has a Valid Claim covering the Directly Competitive Product, or (iii) the Average Market Share of the Licensed Product exceeds that of the Directly Competitive Product, then SPECTRx shall promptly notify ABBOTT of any of the conditions arising under (i)-(iii) above (if ABBOTT has such knowledge, ABBOTT may so notify SPECTRx). Thereafter upon written notice from ABBOTT to SPECTRx, ABBOTT may have its Exclusive License or its nonexclusive license reinstated on the same terms and conditions as set forth in Section 4.2(C); provided that if SPECTRx has granted a nonexclusive license to a Third Party, SPECTRx shall promptly notify ABBOTT of such Third Party license and ABBOTT and SPECTRx shall then enter into good faith negotiations to modify the royalty rates of a nonexclusive reinstated license in such country to a rate no greater than [*] of the rates set forth in Section 4.2(C).

         4.6 No Multiple Royalties. No multiple royalties shall be payable because a Licensed Product, its manufacture, use, sale or importation is or shall be covered by more than one Valid Claim of a patent included in Licensed Patents or more than one patent under Licensed Patents.

         4.7.Royalty Report. Each royalty payment shall be accompanied by a statement which sets forth the total Net Sales and calculations for deriving Net Sales in each country, to the extent provided to ABBOTT through its normal financial processes, expressed in U.S. dollars, the royalty rates, and royalties payable in U.S. dollars.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         4.8 Royalty Payments. Royalty payments for United States sales, pursuant to Section 4.2(C) shall be paid to SPECTRx in United States dollars, by electronic transfer to an account (within an institution that is equipped to utilize such electronic transfer) designated by SPECTRx, within [*] after each calendar quarter ending March 31, June 30, September 30, and December 31 of each year, and within [*] after each such calendar quarter, for sales in countries outside the United States. Royalty payments earned in countries outside the United States shall be first determined by ABBOTT in the currency of the country where Net Sales were made and then converted by ABBOTT directly to its equivalent in U.S. dollars. Conversion of such currencies to U.S. dollars shall be done in accordance with the procedures ordinarily used by ABBOTT in converting foreign currency sales, based on the same method as used to calculate ABBOTT sales worldwide, which procedures shall be in accordance with generally accepted accounting principles consistently applied.

         4.9 Records and Audit. ABBOTT shall keep and maintain records of Net Sales and the calculations for deriving Net Sales made pursuant to this Agreement for a period of two (2) years after the Net Sales period to which such records relate. During this period, such records shall be open to inspection upon reasonable written notice by SPECTRx to ABBOTT. Such inspection shall be performed by a nationally recognized independent certified public accountant selected by SPECTRx and approved by ABBOTT, which approval shall not be unreasonably withheld. All expenses of such inspection shall be borne by SPECTRx; provided that, if ABBOTT is found to have underpaid by more than five percent (5%), then ABBOTT shall bear such expenses. The independent certified public accountant shall sign a confidentiality agreement and shall then have the right to examine the records kept pursuant to this Agreement and report findings (but not the underlying data)


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

of the examination to SPECTRx as is necessary to evidence that records were or were not maintained and used in accordance with this Agreement. A copy of any report provided to SPECTRx by the independent certified public accountant shall be given concurrently to ABBOTT.

         4.10 Taxes. ABBOTT [*] under this Agreement provided that the parties are entities incorporated under the laws of one of the states of the United States. If one or more of the parties ceases to be so incorporated, then the parties shall consult to determine the steps necessary to meet requirements of appropriate fiscal or tax authorities [*].

5. RIGHT OF FIRST NEGOTIATION FOR ADDITIONAL ANALYTES

         5.1 Analytes List. At anytime within two (2) years of the Effective Date, ABBOTT may deliver to SPECTRx a written, prioritized list of additional Analytes and [*] in which ABBOTT has an interest in development work. The parties will promptly enter into good faith negotiations to mutually agree upon a final list of Analytes (including panels) and [*] for development as well as identify those Analytes in which ABBOTT has no interest (the "Analytes List"). The Analytes List shall be updated every twelve (12) months by the mutual agreement of the parties.

         5.2 Right of First Negotiation.

             (A) During the period ending [*] from the First Shipment Date, or [*] from the Effective Date, whichever comes first (the "Negotiation Period"), ABBOTT shall have the right of first negotiation for rights to practice the Licensed Patents and Know-How for development and commercialization of those Analytes in conjunction with Licensed Patents and [*] to which SPECTRx has rights with the right to sublicense, and which ABBOTT has identified as of interest to ABBOTT, whether SPECTRx has agreed to their placement on the Analytes List or not. Abbott's right of first negotiation for [*] is not limited to those for which Abbott has existing rights for [*] technology. To

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

commence such negotiation, during the Negotiation Period, ABBOTT shall deliver written notice ("ABBOTT Notice") to SPECTRx indicating on which such Analyte or [*] it desires a license and/or a collaboration agreement from SPECTRx. ABBOTT may only deliver one ABBOTT Notice per Analyte or [*].

                  (B) During the Negotiation Period, if SPECTRx desires to grant a license for or collaborate on a particular Analyte or [*] and such Analyte has been identified as of interest to ABBOTT, SPECTRx shall deliver written notification of such intent or a proposal ("SPECTRx Notice") to ABBOTT. The SPECTRx Notice shall be delivered to ABBOTT prior to SPECTRx engaging in discussions with any Third Party concerning such Analyte or [*] during the Negotiation Period; provided, that SPECTRx may acknowledge to any such Third Party that ABBOTT has a right of first negotiation with regard to such Analyte or [*] and describe the relevant terms of such right.

                  (C) ABBOTT shall have [*] after receipt of the SPECTRx Notice to provide a written response indicating whether ABBOTT is interested or not in such Analyte or [*]; provided, however, that ABBOTT shall not be required to evaluate any Analyte or [*] until at least [*] from the Effective Date and then ABBOTT shall not be required to evaluate more than [*] Analytes or [*] at the same time. Notwithstanding the allotted [*] time period, at any time upon receipt of SPECTRx Notice hereunder, if ABBOTT has no interest, it will promptly so notify SPECTRx.

                  (D) At the time that the SPECTRx Notice is delivered to ABBOTT or within fifteen (15) days of receipt of the ABBOTT Notice by SPECTRx, SPECTRx shall provide to ABBOTT a full report on the current status of its research and development activities on such Analyte or [*]. At any time within sixty (60) days after receipt of such report, ABBOTT may send to SPECTRx an initial proposal containing proposed financial and other material terms for a license

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

and/or collaboration agreement for the development and commercialization of such Analyte or [*] (the "Initial Proposal"). If ABBOTT does not send an Initial Proposal within such period of time or any extended time period agreed to by the parties, then upon written notice from SPECTRx, ABBOTT's right of first negotiation with regard to such Analyte or [*] shall cease.

                  (E) If ABBOTT sends an Initial Proposal to SPECTRx, SPECTRx and ABBOTT shall promptly enter into good faith negotiations towards a license and/or collaboration agreement upon mutually agreed terms and conditions. Subject to SPECTRx making all reasonable efforts to meet and negotiate with ABBOTT on a timely basis and in good faith, if SPECTRx and ABBOTT fail to reach mutual agreement on a term sheet covering the material terms and conditions of a license and/or collaboration agreement within [*] from the receipt of the Initial Proposal by SPECTRx (or such extended time as agreed by the parties) then upon written notice from SPECTRx, all negotiations shall cease and ABBOTT shall have no further right of first negotiation with regard to such Analyte or [*].

                  (F) Notwithstanding the other provisions of this Section 5.2, if a [*] as agreed by the parties prior to [*], which utilizes technology licensed to ABBOTT under this Agreement and [*] of Altea Technologies, Inc. ("ALTEA") , the parties agree to work together to develop and commercialize such system upon mutually agreed development and commercial terms which are reasonable.

                  (G) If, for any reason, ABBOTT's rights under this Article 5 shall expire or terminate as to any particular Analyte, then such rights shall also terminate simultaneously for the related [*].

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         5.3 Agreement Terms. Any collaboration agreement negotiated by the parties regarding an Analyte or [*] may contain appropriate payments by ABBOTT to SPECTRx to cover the actual cost of necessary research and development as mutually agreed by the parties. The parties acknowledge that the Research Program under this Agreement is expected to provide base technology applicable to the development of any additional Analyte or [*] to the extent [*] use technology for Analyte extraction as described in Licensed Patents and Know-How and/or developed under the Research Program. Therefore, any research and development milestone payments agreed to by the parties will be limited to an amount appropriate for the key tasks identified for the specific Analyte or [*] and patents or know-how not included under Licensed Patents or Know-How and will not include any premium for the existing base technology to the extent it was developed under the Research Program or it is included under Licensed Patents or Know-How. Except for [*], a license negotiated by the parties shall contain no additional license fees except for those related to patents and know-how not included under the Licensed Patents or Know-How and shall contain royalty rates of not less than [*], nor greater than [*], of those royalty rates set forth in
Section 4.2(C).

6.       OWNERSHIP OF INTELLECTUAL PROPERTY

         6.1 SPECTRx Research Program Technology. All Research Program Technology invented solely by SPECTRx employees, agents or contractors ("SPECTRx Research Program Technology") shall be the property of SPECTRx, shall be promptly disclosed in writing to ABBOTT, and shall be subject to the following:

             (A) If the SPECTRx Research Program Technology is useful solely within the Field, then such SPECTRx Research Program Technology shall be included under the Licensed

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1.

         (B) If the SPECTRx Research Program Technology is useful within the Field and outside the Field, then

             (i) such SPECTRx Research Program Technology shall be included under the Licensed Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1; and

             (ii) SPECTRx shall hereby grant to ABBOTT a worldwide, royalty-free, nonexclusive license with the right to sublicense under the SPECTRx Research Program Technology to make, have made, use, sell and import products within the field of [*]; and

             (iii) ABBOTT shall have the right of first negotiation for a license under the SPECTRx Research Program Technology in all other fields with the exception of [*], such right to be exercised as set forth in Section 6.3(D).

         (C) If the SPECTRx Research Program Technology is useful solely outside the Field, then (i) if applicable, SPECTRx shall hereby grant to ABBOTT a worldwide, royalty-free, nonexclusive license with the right to sublicense under the SPECTRx Research Program Technology to make, have made, use, sell and import products within the field of [*]; and (ii) ABBOTT shall have the right of first negotiation to a license under the SPECTRx Research Program Technology in all other fields with the exception of [*], such right to be exercised as set forth in Section 6.3(D).

         (D) The licenses granted to ABBOTT by SPECTRx under Sections 6.1(B)(ii) and (C)(i) shall survive expiration or early termination of this Agreement for any reason. For a period ending [*] from expiration or termination of this Agreement, if either party desires exclusive rights

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

under any SPECTRx Research Technology for which ABBOTT has been granted a nonexclusive license under Sections 6.1 (B)(ii) and (C)(i), then such party shall notify in writing the other party. If the other party is not developing or is not in the process of developing a commercial product covered by such rights, then the parties shall enter into good faith negotiations as to the terms under which the other party shall grant such rights to the notifying party.

                  (E) By way of clarification, but not limitation, all technology invented by SPECTRx, its employees, agents or contractors outside the Research Program and outside the Field or acquired or licensed by SPECTRx outside the Field, are the sole property of SPECTRx, and SPECTRx shall have no obligation hereunder to grant a license under such technology to ABBOTT.

              6.2 ABBOTT Research Program Technology and Derived Technology

                  (A) All Research Program Technology invented solely by ABBOTT employees, agents or contractors ("ABBOTT Research Program Technology") shall be the property of ABBOTT and all ABBOTT Research Program Technology in the Field shall be promptly disclosed in writing to SPECTRx and shall be subject to Section 6.2(C)(i).

                  (B) Derived Technology shall be the property of ABBOTT. Such Derived Technology shall be promptly disclosed in writing to SPECTRx and shall be subject to Section 6.2(C)(ii).

                  (C) In the event of early termination by ABBOTT pursuant to
Section 2.5(A) (subject to the exception in that Section) or 2.5(B) or Section 10.2(A)(i) or by SPECTRx pursuant to Section 3.2(A) or (B) (subject to certain exceptions set forth in those Sections) or pursuant to Section 10.2(D) prior to the First Shipment Date:

                      (i) ABBOTT shall grant to SPECTRx a worldwide, royalty-bearing, nonexclusive license with the right to sublicense, under ABBOTT Research Program Technology to make, have made, use, sell and import products in the Field.

                      (ii) ABBOTT shall grant to SPECTRx a worldwide, nonroyalty-bearing, nonexclusive license, with the right to sublicense, under the Derived Technology to make, have made, use, sell and import products for extracting interstitial fluid for any purpose. Additionally, SPECTRx may notify ABBOTT of its interest in exclusive rights to [*] in which event ABBOTT will in good faith negotiate with SPECTRx for exclusive rights on commercially reasonable terms.

                  (D) ABBOTT and SPECTRx shall enter into a license agreement regarding the licenses in Section 6.2(C) which shall contain the standard license terms and conditions under which ABBOTT shall be entitled to [*] of all license fees and royalties received by SPECTRx from any sublicense from SPECTRx to a Third Party, which shall not include SPECTRx's existing license obligations to ALTEA or Non-Invasive Monitoring Company, Inc. ("NIMCO") under an agreement dated March 1, 1996.

                  (E) At any time prior to termination of this Agreement, SPECTRx may notify ABBOTT in writing of SPECTRx's interest in obtaining from ABBOTT (i) a nonexclusive license or (ii) an exclusive license to [*], in which event ABBOTT will in good faith negotiate with SPECTRx toward such license on commercially reasonable terms, provided, however, that the royalty rates shall not exceed [*] or [*], respectively, of net sales and there shall be no license fees imposed.

                  (F) By way of clarification, but not limitation, all technology invented by ABBOTT employees, agents or contractors outside the Research Program other than Derived Technology as noted above; all [*] Technology including [*] and algorithms; and all technology under which


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ABBOTT acquires a license from Third Parties, whether or not within the Field, are the sole property of ABBOTT and ABBOTT shall have no obligation hereunder to grant a license under such technology to SPECTRx.

         6.3 Joint Research Program Technology. All Research Program Technology invented by at least one employee, agent or contractor of ABBOTT and at least one employee, agent or contractor of SPECTRx ("Joint Research Program Technology") shall be the joint property of ABBOTT and SPECTRx subject to the following:

                  (A) If the Joint Research Program Technology is useful within the Field, then SPECTRx's interest in such Joint Research Program Technology shall be included under the Licensed Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1.

                  (B) If either party grants a license to a Third Party outside the Field (or after termination of this Agreement within or outside what was defined as the Field when the Agreement was effective) under that party's interest in any Joint Research Program Technology, then the other party shall be entitled to [*] of all license fees and royalties received by the licensed party in consideration for such license which shall not include SPECTRx's existing license obligations to ALTEA or NIMCO under an agreement dated March 1, 1996. If the parties jointly grant an Exclusive License to a Third Party, then the parties shall equally share in all license fees and royalties generated by such license.

                  (C) If either party is interested in obtaining an Exclusive License, or in outlicensing its interest under any Joint Research Program Technology outside the Field, then such party ("licensing party") shall promptly notify the other party and such other party shall have the right of


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

first negotiation to obtain an Exclusive License under the licensing party's interest in such Joint Research Program Technology, in accordance with the procedure under Section 6.3(D).

                  (D) ABBOTT and SPECTRx have the right of first negotiation to certain Research Program Technology of the other or the Business (as defined in Section 7.2) in accordance with Sections 6.1(B)(iii) and (C), 6.3(C) and 7.2. If either party intends to outlicense or desires to collaborate regarding such Research Program Technology or ABBOTT desires to sell the Business, such party ("Notifying Party") shall deliver written notification of such intent or a proposal ("Notice") to the other party. The Notice shall be delivered prior to the Notifying Party engaging in discussions with any Third Party concerning such Research Program Technology or the Business, provided, that the Notifying Party may acknowledge to any such Third Party that the other party has such a right of first negotiation. The other party shall have thirty (30) days after receipt of the Notice to provide a written response indicating whether or not it is interested in such Research Program Technology or the Business. At the time that the Notice is delivered, the Notifying Party shall provide to the other party a report on the current status of its research and development activities with regard to such Research Program Technology or information on the Business. At any time within sixty (60) days after receipt of such report, the other party may send to the Notifying Party an initial proposal containing proposed financial and other material terms for a license and/or collaboration agreement for the development and commercialization of such Research Program Technology or for a purchase agreement for the Business (the "Proposal"). If the other party does not send a Proposal within such period of time or any extended time period agreed to by the parties, then the other party's right of first negotiation with regard to such Research Program Technology or the Business shall expire. If the other party sends a Proposal to the Notifying Party, the parties shall promptly enter into good faith negotiations towards an agreement upon mutually agreed terms and conditions. Subject to the Notifying Party making all reasonable efforts to meet and negotiate with the other party on a timely basis and in good faith, if the parties fail to reach mutual agreement on a term sheet covering the material terms and conditions of an agreement within ninety (90) days from the receipt of the Proposal, then upon written notice from the Notifying Party to the other party, all negotiations shall cease and the other party shall have no further right of first negotiation with regard to such Research Program Technology or the Business, as the case may be.

         6.4 ABBOTT Development Program Technology. All inventions, developments, know- how, or discoveries, whether or not patentable, which are invented solely by ABBOTT employees, agents or contractors during the course of work under the Development Program ("ABBOTT Development Program Technology") shall be the property of ABBOTT and all such ABBOTT Development Program Technology to the extent applicable to the Field shall be subject to the license under Section 7.1.

7.       DEVELOPMENT PROGRAM TECHNOLOGY GRANT BACKS

         7.1 Prior to First Shipment Date. After delivery of the Development Program Notification from ABBOTT to SPECTRx and prior to the First Shipment Date, in the event of early termination by ABBOTT under Section 10.2 (except for termination under Section 10.2(B), (C)(i), (iii) or (iv) and (D)) or by SPECTRx under Section 10.2(D) (which is not timely cured), then ABBOTT shall grant to SPECTRx the following with regard to Development Program Technology: [*]. Upon such termination, ABBOTT and SPECTRx shall enter into a license agreement the material terms and royalty rates of which shall be the same as those set forth in this Agreement provided, however, that it shall not contain license fees nor milestone payments. The agreement shall specifically except (A)[*];

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(B) [*] Technology including algorithms,[*], and [*] of the Product, which arise during or from the Development Program or from [*] subsidiary or [*] from a Third Party. ABBOTT shall have no obligation hereunder to grant back to SPECTRx a license under any of the technology listed in 7.1(A) or (B).

         7.2 After First Shipment Date. In the event of early termination by ABBOTT after the First Shipment Date, except for termination under Section 10.2(D) for breach by SPECTRx, SPECTRx will have the right of first negotiation for the purchase of the business of manufacturing and selling the Product (the "Business"). The exercise of such right shall be in accordance with Section 6.3(D).

8.       PATENTS

         8.1 Patents Filing and Maintenance; Costs.

             (A) SPECTRx shall be responsible for filing, prosecuting and maintaining U.S. and foreign applications and patents within the Licensed Patents, including any SPECTRx Research Program Technology included within the Licensed Patents provided, however, that regarding the latter, ABBOTT shall determine, with the input and cooperation of SPECTRx, whether such applications and in which countries (at a minimum in all the Designated Countries) such applications are filed and patents maintained. Any patent counsel selected by SPECTRx to prosecute patents under such SPECTRx Research Program Technology shall receive the prior written approval of ABBOTT, which shall not be unreasonably withheld. ABBOTT shall be given an opportunity to review and comment upon patent applications covering SPECTRx Research Program Technology. If SPECTRx shall provide such opportunities, then ABBOTT shall make no claim against SPECTRx with regard to the discharge of said responsibilities provided that SPECTRx exercises reasonable


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

judgment. SPECTRx shall keep ABBOTT advised as to all material developments with respect to all patents and patent applications within Licensed Patents and shall promptly supply ABBOTT with copies of all papers received and proposed to be filed in connection with the prosecution or defense thereof in sufficient time for ABBOTT to comment thereon. SPECTRx may, at its sole discretion, file and prosecute patent applications in any country as to which ABBOTT has determined not to file.

                  (B) ABBOTT shall bear all costs (including, but not limited to, attorney fees) incurred after the Effective Date in connection with such preparation, filing, prosecution and maintenance for all U.S. and foreign applications and patents covering SPECTRx Research Program Technology included within the Licensed Patents. SPECTRx shall prepare an annual budget of such costs for approval by ABBOTT. Any exceptions to such approved budget shall be addressed on a case-by case basis. ABBOTT shall reimburse SPECTRx for such costs in accordance with the approved budget within thirty (30) days of receipt of documentation reasonably satisfactory to ABBOTT that evidences such costs. If SPECTRx grants a license in any country to a Third Party under any SPECTRx Research Program Technology for which ABBOTT is bearing such costs, then SPECTRx shall become responsible for fifty percent (50%) of such costs from the effective date of such license grant. If ABBOTT's Exclusive License or nonexclusive license set forth in Section 4.1 is terminated in any country for any reason by ABBOTT or SPECTRx, then ABBOTT's obligation to pay any such costs associated with any patents and patent applications under such Exclusive License or nonexclusive license in that country shall cease as of the date of termination. If this Agreement is terminated in its entirety, then ABBOTT's obligation under this Section to pay all patent costs shall terminate on such date.

             (C) ABBOTT may, but shall have no obligation to assume responsibility for the filing, prosecution or maintenance of any U.S. or foreign patent application or patent within the Licensed Patents if SPECTRx is not pursuing such activity with diligence. If ABBOTT shall assume such responsibility, then SPECTRx shall make no claim against ABBOTT with regard to its discharge of said responsibility provided that ABBOTT exercises reasonable judgment in discharging this responsibility or discharges this responsibility through a patent counsel approved by SPECTRx. SPECTRx shall not unreasonably withhold its approval of any such patent counsel proposed by ABBOTT. In the event ABBOTT does assume such responsibility, it shall provide SPECTRx with the same information and opportunity to comment which SPECTRx is obligated to provide it under Section 8.1(A) hereinabove. However, ABBOTT shall not be responsible for any costs which SPECTRx may incur with regard to any such case after ABBOTT assumes responsibility for said case.

         8.2 Joint Patents Filing. ABBOTT shall notify SPECTRx in writing if ABBOTT wants to pursue patent protection for any Joint Research Program Technology and indicate in which countries it desires such protection. ABBOTT shall then be responsible for filing, prosecuting and maintaining U.S. rights and foreign applications and patents covering such Joint Research Program Technology and all costs incurred in connection with such responsibility. ABBOTT shall keep SPECTRx advised as to all material developments with respect to all patents and patent applications regarding such Joint Research Program Technology and shall promptly supply SPECTRx with copies of all papers received and proposed to be filed in connection with the prosecution or defense thereof in sufficient time for SPECTRx to comment upon. If SPECTRx grants a license to a Third Party under SPECTRx's interest in any Joint Research Program Technology for which ABBOTT is bearing such costs, then SPECTRx shall become responsible for fifty percent (50%) of such costs from the effective date of such license grant. SPECTRx shall reimburse ABBOTT for such costs within thirty (30) days of receipt of documentation satisfactory to SPECTRx that evidences such costs.

         8.3      Discontinuance of Prosecution.

                  (A) If ABBOTT elects not to have SPECTRx prepare and file a patent application covering any SPECTRx Research Program Technology or elects to discontinue the prosecution or maintenance of any patent applications or patents covering such SPECTRx Research Program Technology, ABBOTT shall promptly notify SPECTRx and SPECTRx may, but does not have the obligation to, file or continue prosecution of such application or maintain such patent at its own expense.

                  (B) If ABBOTT elects not to prepare and file a patent application covering any Joint Research Program Technology or elects to discontinue the prosecution or maintenance of any patent applications or patents covering such Joint Research Program Technology, ABBOTT shall promptly notify SPECTRx and then SPECTRx may, but does not have the obligation to, file or continue prosecution of such application or maintain such patent at its own expense.

                  (C) If SPECTRx elects not to prepare and file a patent application covering a SPECTRx Improvement referenced under Section 8.4 or if either party elects to discontinue the prosection of any patent application or maintenance of any patent under the Licensed Patents or covered by this Section 8.3, then that party shall promptly notify the other party and supply the other party with copies of all written communications with the appropriate patent authorities. That party may then, at its sole discretion, file or continue prosecution of such application or maintain such patent at its own expense.

         8.4      Improvements.

         SPECTRx shall promptly notify ABBOTT of any Improvements in the Field or with respect to which ABBOTT has rights of first negotiation under Article 5 and of any efforts by SPECTRx to obtain patents on Improvements in the Field including, but not limited to designation of the countries in which any patent application in respect thereof is to be filed. SPECTRx shall use its reasonable best efforts to obtain the right to sublicense under any licenses SPECTRx is granted which cover improvements relating to the Licensed Patents or Know-How; provided, that, with regard to any such Improvement sublicensed hereunder to ABBOTT, ABBOTT shall pay to SPECTRx the same royalty rate (on Net Sales of Product that incorporate such Improvement) paid by SPECTRx to a Third Party for the license which covers such Improvement, subject to Section 4.4. ABBOTT shall have the right to review and approve any such royalty rate prior to SPECTRx entering into such license. Any patent application in respect of such Improvement and any patent issued therefrom shall become part of the Licensed Patents. Appendix 1.20 shall be modified to reflect such addition to Licensed Patents. If any Improvement is not patented, it shall become part of the Know-How.

         8.5      Infringement by Third Parties

                  (A) In the event SPECTRx or ABBOTT have reason to believe that a Third Party may be infringing any of the Licensed Patents by activities in the Field, such party shall promptly notify the other party. SPECTRx may, in its discretion, elect to enforce the Licensed Patents, through legal action or otherwise, and ABBOTT agrees to reasonably cooperate with SPECTRx in such enforcement. SPECTRx shall be entitled to retain any recovery which may be obtained in any suit brought by SPECTRx. In the event SPECTRx does not commence activities to diligently enforce the Licensed Patents within three (3) months after notice of possible infringement is given between

SPECTRx and ABBOTT, ABBOTT may institute suit and if diligently pursuing such suit, may deduct the reasonable expenses of such suit from any royalties due to SPECTRx from ABBOTT. SPECTRx agrees to serve as a nominal party if its presence is legally required and to sign any papers necessary to support any litigation. ABBOTT shall be entitled to retain any recovery which may be obtained in any suit brought by ABBOTT. SPECTRx will provide all reasonable cooperation with respect to any suit which ABBOTT may bring pursuant to this Section 8.5. If such infringement has not ceased within [*] of the date of the notice from one party to the other as set forth above and SPECTRx has not instituted suit or is not actively prosecuting such suit, then ABBOTT, upon thirty (30) days written notice to SPECTRx, may cease paying any royalties in the country in which such infringement exists and the Agreement and license granted hereunder will terminate as to such country.

             (B) In the event SPECTRx or ABBOTT have reason to believe that a Third Party may be infringing any of the patents covering the Joint Research Program Technology by activities not in the Field, such party shall promptly notify the other party and the parties shall promptly consult with one another regarding action to be taken. If either party or both parties elect to enforce the patents through legal action or otherwise, they will cooperate with each other in such enforcement and will determine the appropriate sharing of expenses of such enforcement and any recovery.

         8.6 Third Party Claims of Infringement Against ABBOTT. ln the event that a Third Party brings a legal action or administrative proceeding against ABBOTT alleging infringement by ABBOTT, ABBOTT shall maintain control of its defense, including any decision as to settlement, and shall bear the total costs of any court award or settlement of such legal action (subject to its right to adjust the royalty rate as set forth in Section 4.4) and all other costs, fees and expenses related to the


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

resolution thereof and shall be entitled to keep the entire amount of any damages awarded. ABBOTT shall notify SPECTRx promptly of such action if such action relates to the practice of the Licensed Patents or Know-How and notify SPECTRx of those terms of any settlement which would reflect adversely on the Licensed Patents at a reasonable time before the settlement becomes final.

ABBOTT will consider any comments of SPECTRx.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 By SPECTRx. Except as previously disclosed in a writing from SPECTRx to ABBOTT dated September 26, 1996 (the receipt of which is acknowledged by ABBOTT), SPECTRx hereby represents and warrants that:

                  (A) SPECTRx has the full right, power and corporate authority to enter into this Agreement, and to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

                  (B) To the best of its knowledge, as of the Effective Date, the Licensed Patents have not or will not be obtained through any intentional activity, omission or representation by SPECTRx that would limit or destroy the validity of the Licensed Patents and SPECTRx has no knowledge or information that would impact on or affect the validity and/or enforceability of the Licensed Patents.

                  (C) To the best of its knowledge, as of the Effective Date no actions are threatened or pending before any court or governmental agency or other tribunal relating to the Licensed Patents or Know-How.

                  (D) SPECTRx has not and will not authorize Third Parties to practice the Licensed Patents or the Know-How or otherwise grant rights to make, have made, use, sell and import the Product in the Field in the Territory that are inconsistent with this Agreement.

                  (E) To the best of its knowledge, no Third Party has acquired, owns or possesses any right, title or interest in or to the Licensed Patents or Know-How in the Field.

                  (F) SPECTRx is in compliance and shall remain in compliance with all material terms of any agreement with a Third Party which grants rights to SPECTRx for technology under the Licensed Patents or Know-How, so as not to adversely affect the rights of ABBOTT in such technology under this Agreement.

                  (G) As of the Effective Date, the patents, patent applications and invention disclosures delivered to ABBOTT and the Know-How disclosed to ABBOTT under the CDA constitute all of the inventions, developments, know-how and discoveries in the Field which are owned by or to which SPECTRx has a right and SPECTRx, to the best of its knowledge, has accurately disclosed to ABBOTT the stage of development of all such inventions, developments, know-how and discoveries in the Field.

         9.2      By ABBOTT.  ABBOTT hereby represents and warrants that:

                  (A) ABBOTT has the full right, power and corporate authority to enter into this Agreement and to make the promises set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence' inconsistent with the provisions of this Agreement.

                  (B) To the best of ABBOTT's knowledge, as of the Effective Date, it does not have any information that would affect the validity or enforceability of the Licensed Patents, of any actions threatened relating to Licensed Patents or Know-How or of any Third Party rights to Licensed Patents or Know-How, except for that disclosed in a writing from SPECTRx to ABBOTT dated September 26, 1996.

10.      TERM AND TERMINATION

         10.1 Term. The term of this Agreement shall commence on the Effective Date, and unless sooner terminated pursuant to Sections 2.2, 2.5, 3.2, 4.2(D) or (E) (on a country by country basis), 10.2 or 14.1, shall continue in effect until the last to expire of the patents under the Licensed Patents. Upon such expiration, ABBOTT shall have a paid-up nonexclusive license under the Know-How.

         10.2 Early Termination. In addition to Sections 2.2, 2.5, 4.2(D) and (E) (on a country by country basis), 3.2 and 14.1, this Agreement may be terminated in accordance with the following provisions:

                  (A) By ABBOTT. For no cause by termination of the Agreement and surrender of the Licenses granted hereunder (i) at any time prior to the First Shipment Date upon sixty (60) days prior written notice from ABBOTT to SPECTRx and (ii) at any time after the First Shipment Date upon one hundred twenty (120) days prior written notice from ABBOTT to SPECTRx.

                  (B) Insolvency. By notice by either party to the other party (provided that termination of SPECTRx shall only occur if an event of this Section is followed by a material default by SPECTRx) upon:

                      (i) the insolvency of the other party, or the appointment of a receiver by the other party for all or any substantial part of its properties, provided that such receiver is not discharged within sixty (60) days of his appointment;

                      (ii) the adjudication of the other party as a bankrupt;

                           (iii) the admission by the other party in writing of
its inability to pay its debts as they become due;

                           (iv)  the execution by the other party of an
assignment for the benefit of its creditors; or

                           (v)   the filing by the other party of a petition to
be adjudged a bankrupt, or a petition or answer admitting the material allegations of a petition filed against the other party in any bankruptcy proceeding, or the act of the other party in instituting or voluntarily being or becoming a party to any other judicial proceeding intended to effect a discharge of the debts of the other party, in whole or in part.

                  (C) Product or Patent Failure. By thirty (30) days prior written notice from ABBOTT to SPECTRx if:

                           (i)    the Product [*], including being
uneconomical; or

                           (ii)   the Product is found to be, or is challenged
as, not safe or efficacious by SPECTRx, by ABBOTT or by a Third Party, including the FDA or equivalent foreign governmental agency; or

                           (iii)  SPECTRx has not received notice that the PTO
will grant a letter of allowance relating to a United States patent application seeking coverage for [*] from the Effective Date; or

                           (iv)   ABBOTT is unable to acquire a license on
reasonable terms to a patent which dominates (according to opinion of outside patent counsel reasonably acceptable to both parties) its practice of the technology covered by any of the patents under the Licensed Patents which


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

technology is incorporated in a fundamental core feature of the Product or is commercially or technically essential to the Product which ABBOTT has developed in accordance with Section 3.

                  (D)      Default.

                           (i)   If either party believes that the other party
has committed a breach of any material provision of this Agreement, and the other party has failed to remedy such breach within sixty (60) days after the receipt of notice in writing of such breach from the nonbreaching party, then the nonbreaching party may submit the issue of whether the other party has committed a breach of any material provision hereunder for resolution in accordance with the procedure set forth in Section 14.5 (Alternative Dispute Resolution); and

                           (ii)  if the neutral person (as set forth in Section
14.5) in accordance with the procedures set forth in Section 14.5 renders a ruling that the breaching party has materially breached the Agreement;

                           (iii) and if the breaching party has materially
failed to comply with the terms of such ruling within the time period specified therein for compliance or, if no time period is stated, then the nonbreaching party has served notice upon the breaching party to undertake the actions specified to comply with the terms of the ruling and the breaching party has materially failed, within forty-five (45) days of such notice with regard to payment obligations and within ninety (90) days of such notice with regard to other obligations, to undertake such action, then the nonbreaching party shall have the right to terminate this Agreement by delivering written notice to the breaching party within thirty (30) days after expiration of the applicable period under this Section 10.2(D)(iii); and

                           (iv)  except as provided in Sections 2.2, 2.5, 3.2,
4.2(D) and (E) (on a country by country basis), 10.2(A)(B) and (C) and 14.1, the foregoing rights to terminate this

Agreement and to terminate the Licenses herein are the only such rights of the parties to take such actions under this Agreement.

         10.3     Consequences of Expiration or Early Termination

                  (A) On the date of expiration or early termination of this Agreement by either party under Sections 2.2, 2.5, 3.2, 4.2(D) and
(E) (on a country by country basis), 10.2 and 14.1:

                           (i)   ABBOTT's obligation to pay for costs of filing
patent applications and patent maintenance under Section 8.1(B) shall cease.

                           (ii)  ABBOTT shall retain ownership of all clinical
data, Regulatory Filings and governmental marketing approvals and all other data developed solely by ABBOTT; and SPECTRx shall retain ownership of all data developed solely by SPECTRx. The parties shall retain joint ownership of all Joint Research Program Technology, joint data and joint information.

                           (iii) ABBOTT's and SPECTRx's right of first
negotiation hereunder shall terminate except as set forth in Section 10.3(F).

                  (B) Within sixty (60) days of the date of expiration or early termination by either party under Section 2.2, 2.5, 3.2, 4.2(D) and (E) (on a country by country basis), 10.2 and 14.1, each party shall, except as otherwise provided in this Agreement, return or destroy, and certify to such destruction of, all Confidential Information of the other party and each party may maintain one copy for archival purposes solely to confirm compliance with the provisions of Article 13.

                  (C) On the date of expiration or early termination of this Agreement under Section 2.2, by ABBOTT under Sections 2.5, 4.2(D) and (E) (on a country by country basis) and 10.2(A), (C) and (D); or by SPECTRx under Sections 3.2(A) or'(8) and 10.2(8) and (D) or by either party under
Section 14.1.

                           (i)   ABBOTT's Licenses pursuant to Section 4.1 and
the license under Section 4.5(C) (only upon early termination) shall terminate. ABBOTT shall pay all royalties and other obligations which shall have accrued through date of termination.

                           (ii)  Any sublicenses granted by ABBOTT under the
Licenses shall be terminated by ABBOTT in accordance with the terms of such sublicenses, but in no event shall such termination extend beyond thirty (30) days after the termination date of this Agreement. Any Net Sales by such sublicensee during this period shall be included in the calculation under
Section 4.2(C). ABBOTT shall be responsible for the performance of its sublicensees.

                           (iii) ABBOTT and its sublicensees may dispose of, by
sale or otherwise, any remaining Product, whether characterized as clinical or commercial Product, in the Territory. Any sales shall be included in the calculation under Section 4.2(C).

                  (D) SPECTRx shall be entitled to the licenses set forth in Section 6.2 (C) if ABBOTT terminates this Agreement under Section
2.5(A) (subject to the exception in that Section) or (B) or 10.2(A)(i) or if SPECTRx terminates this Agreement under Section 3.2(A) or (B) (in accordance with the terms of Section 3.2(A) or (B)) or under Section 10.2(D) prior to the First Shipment Date.

                  (E) SPECTRx shall be entitled to a license in accordance with the provisions of Section 7.1 (provided, that the conditions for such license under Section 7.1 are met) if ABBOTT terminates this Agreement under Section 2.5(B) or 10.2(A)(i) or if SPECTRx terminates this Agreement under Section 3.2(A) or (8) or under Section 10.2(D) prior to the First Shipment Date.

                  (F) SPECTRx shall be entitled to the right of first negotiation in accordance with the provisions of Section 7.2 if ABBOTT terminates this Agreement after the First Shipment Date except for termination by ABBOTT under Section 10.2(D).

                  (G) If ABBOTT terminates this Agreement under Section 10.2(A)(i) after the completion of Phase 1b by SPECTRx and prior to the First Shipment Date, then ABBOTT shall pay a one time Development Program milestone prepayment of [*] within forty-five (45) days after the termination date and ABBOTT shall have no further liability for any unmet milestones or payments for unmet milestones pursuant to Section 4.2(B)(i-v) under the Agreement.

                  (H) If the breach that gave rise to termination under Section 10.2(D) is a breach of a representation or warranty under Article 9, then the nonbreaching party shall also have any available remedy under Article 11, Indemnification.

         10.4 Survival. Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to expiration or early termination. The following provisions shall survive expiration or early termination of this Agreement or of any extensions thereof for a period of ten (10) years or for such period of time as indicated in the surviving provision: Section 4.8 Royalty Payments (as applicable to royalties owed) and 4.9 Records and Audit; Article 6 (Ownership of Intellectual Property except as to rights of first negotiation); Sections 10.3 (Consequences of Expiration or Early Termination) and 10.4 (Survival); Article 11 (indemnification); Article 12 (Limitation of Liability and Remedies); Article 13 (Confidential Information, as to the obligations of the parties); Section
14.5 (Alternative Dispute Resolution) and Section 14.6 (Publicity). All license provisions that survive termination, are irrevocable or arise due to termination shall survive in


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

accordance with their terms. Any other provisions of this Agreement contemplated by their terms to pertain to a period of time following termination or expiration of this Agreement shall survive.

11.      INDEMNIFICATION

         11.1 By SPECTRx. SPECTRx shall indemnify, defend and hold ABBOTT, its directors, employees, agents and representatives harmless from and against all claims, causes of action, settlement costs (including, but not limited to, reasonable attorney fees and expenses), losses or liabilities ("Liabilities") of any kind (A) which are asserted by a Third Party or sublicensee to the extent arising from the development, manufacture, use or sale of the Products to the extent arising out of or attributable to any negligent act (except if the negligent act or negligence in the performance of the act was directed or requested by ABBOTT or the Research Committee) or omission or willful misconduct on the part of SPECTRx, its directors, employees, agents or representatives; or
(B) to the extent arising from a breach of a representation or warranty in
Section 9.1.

         11.2 By ABBOTT. ABBOTT shall indemnify, defend and hold SPECTRx, its directors, employees, agents, representatives and licensors harmless from and against all Liabilities (A) which are asserted by a Third Party or sublicensee (including, but not limited to, product liability claims) to the extent arising from the development, manufacture, use or sale of the Licensed Products, to the extent arising out of or attributable to any negligent act or omission or willful misconduct on the part of ABBOTT, its employees, agents, or representatives or arising from any other theory of liability (except to the extent such Liabilities arise from SPECTRx's directors', employees', agents', representatives' or licensors' negligence or willful misconduct subject to the limitation in Section 11.1); or (B) to the extent arising from a breach of a representation or warranty in Section 9.2.

         11.3 Conditions of Indemnification. If either party expects to seek indemnification under this Article, it shall promptly give notice to the indemnifying party of the basis for such claim of indemnification. If indemnification is sought as a result of any Third Party or sublicensee claim or suit, such notice to the indemnifying party shall be within fifteen (15) days after receipt by the other party of such claim or suit or within such time period as not to materially prejudice the rights of the indemnifying party (if to ABBOTT, notice to ABBOTT Laboratories, Risk Management, D-317, 100 Abbott Park Road, Abbott Park, IL 60064-3500; if to SPECTRx, notice as set forth in
Section 14.2). Each party shall cooperate fully with the other party in the defense of all such claims or Suits. No offer of settlement, settlement or compromise shall be binding on a party hereto without its prior written consent (which consent will not be unreasonably withheld) unless such settlement fully releases the other party without any liability, loss, cost or obligation to such party.

12.      LIMITATION OF LIABILITY AND REMEDIES

         12.1 Liability Limitation. EXCEPT FOR THIRD PARTY OR SUBLICENSEE LIABILITY ARISING UNDER ARTICLE 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, PENAL OR CONSEQUENTIAL DAMAGES, OR OTHER SIMILAR DAMAGES ARISING OUT OF THIS AGREEMENT.

         12.2 Exclusive Remedies The remedies set forth in this Agreement shall constitute the sole and exclusive remedies of the parties hereunder and the parties shall not avail themselves of any other remedies, whether in equity or at law, except that either party may seek injunctive relief and/or damages for violation of Article 13.

13.      CONFIDENTIAL INFORMATION

         13.1 Due Care. It is recognized by the parties that during the term of this Agreement, the parties will exchange Confidential
Information pertaining to their performance hereunder. Each party will exercise due care to prevent the disclosure of Confidential Information of the other party.

         13.2     Permitted Disclosures.

                  (A) Notwithstanding the above, nothing contained in this Agreement shall preclude SPECTRx or ABBOTT from utilizing or disclosing to others its Confidential Information or utilizing Confidential Information received from the other party as may be required (i) for regulatory purposes, including obtaining FDA or other governmental approvals subject to requesting confidential treatment; (ii) for audit, tax or customs purposes subject to requesting confidential treatment; (iii) for purposes of preparing Patent applications consistent with the terms of this Agreement; (iv) to inform investors and potential investors of SPECTRx of the pertinent terms of this Agreement provided that such investors or potential investors have agreed in writing to abide by terms of confidentiality substantially similar to those under this Article; (v) by court or other government order, provided that the party subject to such order notifies the other party and reasonably cooperates with the other parties' efforts to obtain a protective order covering such Confidential Information, or (vi) as otherwise required by law, provided that if SPECTRx makes such disclosure, ABBOTT shall be given the opportunity for prior review of and comment on (which comment will be considered by SPECTRx) any such disclosure of ABBOTT Confidential Information as well as any references to ABBOTT, the transactions under this Agreement, or this Agreement, including, but not limited to, review and comment on any requests for redaction of ABBOTT or SPECTRx Confidential Information, the redacted document, any registration statements or other accompanying documents.

              (B) In addition to the foregoing, ABBOTT and SPECTRx may disclose the Confidential Information of the other party, only to Third Parties who have a reasonable need for the Confidential Information in the performance of their services in connection with the matters set forth in this Agreement or otherwise within the scope of the licenses set forth in Article 4; who are informed of the confidential nature of the Confidential Information; and who are bound not to disclose such Confidential Information.

              (C) ABBOTT shall not use Confidential Information in Prior Disclosures for use in conjunction with Delivery Applications.

         13.3 Publication.SPECTRx shall not publish nor make any presentation regarding the Research Program, or results of the Research Program unless such information has been previously published by ABBOTT or is in the public domain without breach of this Agreement by SPECTRx.

         13.4 Other Agreements. The parties have entered into a Confidential Disclosure Agreement dated December 13, 1995 ("CDA"). On and after the Effective Date of this Agreement, all subject matter conveyed or covered under this Agreement or the CDA shall be governed in all respects by the confidentiality provisions contained in this Article 13. The obligations of the parties set forth in this Article 13 shall apply during the term hereof and for a period of five (5) years after the date of early termination or expiration of this Agreement or any extension thereof.

14.      MISCELLANEOUS

         14.1 Force Majeure

              (A) Delay or failure on the part of either party in performing its obligations under this Agreement shall not subject such party to any liability to the other if such delay or failure is caused by or results from acts such as but not limited to acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, or compliance with any law, order or regulation of any government entity acting with color of right.

                  (B) Upon occurrence of an event of force majeure, the party affected shall promptly notify the other in writing, setting forth the details of the occurrence, and making every attempt to resume the performance of its obligations as soon as practicable after the force majeure event ceases. If such event prevents or will prevent performance of a material provision of the Agreement by one party for more than six (6) months, then the other party may immediately terminate this Agreement upon written notice to the non-performing party, in accordance with Section 10.3.

         14.2 Notices. Any notice permitted or required by this Agreement shall be sent by (A) facsimile with a written confirmation copy, (B) registered mail or (C) a recognized private mail carrier service, and such notice shall be effective on the date received as indicated by the facsimile imprint date in the case of (A) and the carrier receipt in the case of (B) and
(C), if sent and addressed as follows (or if regarding indemnification sent to the address in Section 11.3) or to such other address as may be designated by a party in writing:

         If to SPECTRx:             SPECTRx, Inc.
                                    Attn: Mark A. Samuels
                                    President, CEO
                                    6025A Unity Drive
                                    Norcross, GA 30071
                                    Telefax: (770) 242-8639

         With copy to:              Richard Sherman, Esq.
                                    QED Technologies
                                    20 Valley Stream Parkway
                                    Suite 265
                                    Malvern, PA 19355
                                    Telefax: (610) 695-2517

         If to ABBOTT:              Abbott Laboratories
                                    Director, Technology Acquisitions
                                    Abbott Diagnostics Division --D9RK, AP6C
                                    100 Abbott Park Road
                                    Abbott Park, IL 60064-3500
                                    Telefax: (847) 937-6951

         With copy to:              Division Vice President
                                    Domestic Legal Division
                                    D-322, AP6D
                                    Abbott Laboratories
                                    100 Abbott Park Road
                                    Abbott Park, IL 60064-3500
                                    Telefax: (847) 938-1206

         14.3 Assignment. This Agreement may not be assigned or transferred by either party, whether by operation of law or otherwise, without the consent of the other party, which consent will not be unreasonably withheld.

         14.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

         14.5 Alternative Dispute Resolution. The parties agree that any dispute that arises in connection with this Agreement shall first be presented to the respective presidents of the ABBOTT Diagnostic Products Division, and of SPECTRx, or their designees, for resolution. If no resolution is reached, then such dispute shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in the Appendix 14.5.

         14.6 Publicity. After the execution of this Agreement, a press release regarding the transaction will be issued. The parties shall mutually agree upon the content, text, timing and whether the press release shall be joint or issued individually. During the term of this Agreement, neither party shall (A) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, or (B) use the name of the other in any publicity, news release or other public announcement, except (1) with the prior written consent of the other party, or (2) as required by law, in which case the originating party will give reasonable prior notice of such proposed disclosure to the other party, will provide the basis for the disclosure and the content. Consistent with applicable law, the other party will have the right to request reasonable changes to the disclosure to protect its interests. If a party has previously given consent to the other party for the public disclosure of certain facts, then the other party does not have to obtain consent again to use the same facts at a future time.

         14.7 Relationship of the Parties. The relationship of the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute the parties as partners, joint venturers, or either party as an agent or employee of the other. Neither party has any express or implied right under this Agreement to assume or create any obligation on behalf of or in the name of the other, or to bind the other party to any contract, agreement or undertaking with any Third Party, and no conduct of the parties shall be deemed to infer such right.

         14.8 Appendices. All appendices and exhibits referenced herein are hereby made a part of this Agreement.

         14.9 Headings; Number The headings used in this Agreement are for convenience only and are not a part of this Agreement. In this Agreement, the singular shall include the plural and vice versa.

         14.10 Waiver No waiver by either party of any default, right or remedy shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other or of the same default, right or remedy respectively, on a future occasion.

         14.11 Severability If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and there shall be substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

         14.12 Entire Agreement, Amendment This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, between the parties except for the CDA and the agreement between ABBOTT, SPECTRx, NIMCO and ALTEA dated the same as this Agreement. No modification of any of the terms of this Agreement shall be deemed to be valid unless it is in writing and signed by both parties. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

         14.13 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, excluding its conflict of laws principles.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

ABBOTT LABORATORIES                                  SPECTRx, INC.

By:  /s/ Thomas Hodson                               By:  /s/ Mark A. Samuels
   ----------------------                                ---------------------

Title:  President and Chief Operating Officer        Title:  President and CEO
      ----------------------------------------              ------------------

Date:  October 8, 1996                               Date:  October 9, 1996
      --------------------------------------               ----------------

                            SERIES C PREFERRED STOCK

                               PURCHASE AGREEMENT

                                  SPECTRX, INC.

                                6025A UNITY DRIVE

                               NORCROSS, GA 30071

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----

SECTION 1  Authorization and Sale of Preferred Stock..................................................................1

         1.1      Authorization.......................................................................................1
         1.2      Sales of Preferred..................................................................................1

SECTION 2  Closing Dates; Delivery....................................................................................1

         2.1      Closing Date........................................................................................1
         2.2      Delivery............................................................................................1

SECTION 3  Representations and Warranties of the Company..............................................................2

         3.1      Organization and Standing; Articles and By-Laws.....................................................2
         3.2      Corporate Power.....................................................................................2
         3.3      Subsidiaries........................................................................................2
         3.4      Capitalization......................................................................................2
         3.5      Authorization.......................................................................................3
         3.6      Labor Agreements and Actions........................................................................3
         3.7      Agreements; Action..................................................................................3
         3.8      Title to Properties and Assets; Liens, etc..........................................................4
         3.9      Compliance with Other Instruments, None Burdensome, etc.............................................4
         3.10     Litigation, etc.....................................................................................5
         3.11     Employees...........................................................................................5
         3.12     Registration Rights.................................................................................5
         3.13     Governmental Consent, etc...........................................................................5
         3.14     Offering............................................................................................5
         3.15     Brokers or Finders; Other Offers....................................................................6
         3.16     Patents and Trademarks..............................................................................6
         3.17     Financial Statements; No Material Adverse Change....................................................6
         3.18     Disclosure..........................................................................................6

SECTION 4  Representations and Warranties of the Purchaser............................................................7

         4.1      Experience..........................................................................................7
         4.2      Investment..........................................................................................7
         4.3      Rule 144............................................................................................7
         4.4      No Public Market....................................................................................7
         4.5      Access to Data......................................................................................7
         4.6      Authorization.......................................................................................8
         4.7      Brokers or Finders..................................................................................8
         4.8      Tax Liability.......................................................................................8
         4.9      Legend..............................................................................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                   PAGE
                                                                                                                   ----

SECTION 5  Conditions to Closing of Purchaser.........................................................................8

         5.1      Representations and Warranties Correct..............................................................8
         5.2      Covenants...........................................................................................9
         5.3      Opinion of Company's Counsel........................................................................9
         5.4      Compliance Certificate..............................................................................9
         5.5      Blue Sky............................................................................................9
         5.6      Amended and Restated Articles.......................................................................9
         5.7      Registration Rights Agreement.......................................................................9
         5.8      Development and License Agreement...................................................................9
         5.9      Secretary's Certificate.............................................................................9

SECTION 6  Conditions to Closing of Company...........................................................................9

         6.1      Representations....................................................................................10
         6.2      Blue Sky...........................................................................................10
         6.3      Amended and Restated Articles......................................................................10
         6.4      Legal Matters......................................................................................10

SECTION 7  Affirmative Covenants of the Company and the Purchaser....................................................10

         7.1      Financial Information..............................................................................10
         7.2      Assignment of Rights to Financial Information......................................................10
         7.3      Inspection.........................................................................................11
         7.4      Termination of Covenants...........................................................................11

SECTION 8  Registration Rights.......................................................................................11

SECTION 9  Miscellaneous.............................................................................................11

         9.1      Governing Law......................................................................................11
         9.2      Survival...........................................................................................11
         9.3      Successors and Assigns.............................................................................11
         9.4      Entire Agreement; Amendment........................................................................11
         9.5      Notices, etc.......................................................................................12
         9.6      Delays or Omissions................................................................................12
         9.7      Georgia Legend.....................................................................................12
         9.8      Expenses...........................................................................................13
         9.9      Finder's Fees......................................................................................13
         9.10     Counterparts.......................................................................................13
         9.11     Severability.......................................................................................13
         9.12     Titles and Subtitles...............................................................................13

                                TABLE OF CONTENTS
                                   (CONTINUED)

EXHIBITS

         A        Amended and Restated Certificate of Incorporation
         B        Exceptions to Representations and Warranties
         C        Proprietary Information Agreement
         D        Amended and Restated Registration Rights Agreement
         E        Legal Opinion
         F        License Agreement

                                  SPECTRX, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         This Agreement is made as of October 21, 1996 between SpectRx, Inc., a Delaware corporation located at 6025A Unity Drive, Norcross, Georgia 30071 (the "Company"), and Abbott Laboratories, an Illinois corporation located at 100 Abbott Park Road, Abbott Park, Illinois 60064 (the "Purchaser").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company will authorize the sale and issuance of up to 500,000 shares of its Series C Preferred Stock (the "Series C Shares"), having the rights, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation (the "Articles") in the form attached to this Agreement as Exhibit A.

         1.2 SALES OF PREFERRED. Subject to the terms and conditions hereof, the Company will severally issue and sell to the Purchaser and the Purchaser will buy from the Company 500,000 Series C Shares the Closing (as defined below) for the purchase price of $6.00 per share.

                                    SECTION 2

                             CLOSING DATES; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series C Shares hereunder (the "Closing") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 at 9:00 a.m., local time, on October 21, 1996 or at such other time and place upon which the Company and the Purchaser shall agree. The Closing shall occur simultaneously with or promptly after execution and delivery of this Agreement by the Purchaser and the Company, but in any event within ten
(10) days of the satisfaction of the conditions set forth in Section 5.

         2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the 500,000 Series C Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor by cancellation of indebtedness, by check payable to the Company, or by wire transfer per the Company's wiring instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on Exhibit B attached hereto, the Company represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia, and the failure to be so qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted.

         3.2 CORPORATE POWER. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement and the agreements set forth as Exhibits hereto (collectively, the "Agreements"), to sell and issue the Series C Shares hereunder, to issue the Common Stock issuable upon conversion of the Series C Shares and the Series C1 Preferred Stock and to carry out and perform its obligations under the terms of the Agreements.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Articles, consist of 15,000,000 shares of Common Stock, 3,560,000 shares of Series A Preferred Stock, 3,560,000 shares of Series A1 Preferred Stock, 1,375,000 shares of Series B Preferred Stock, 1,375,000 shares of Series B1 Preferred Stock, 500,000shares of Series C Preferred Stock and 500,000 shares of Series C1 Preferred Stock (the Series C and Series C1 Preferred Stock shall be referred to as the "Preferred Stock"). Immediately prior to the Closing 2,083,500 shares of Common Stock, 3,103,784 shares of Series A Preferred Stock and 1,300,000 shares of Series B Preferred Stock will be outstanding and no other shares of capital stock will be outstanding. There are also outstanding immediately prior to the Closing warrants to purchase an aggregate of 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock. All of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The Series C Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved 5,435,000 shares of Common Stock for issuance upon conversion of the Preferred Stock, and 1,150,000 shares of its Common Stock for issuance pursuant to its 1995 Incentive Stock Plan. The Company has also reserved 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock for issuance upon the exercise of warrants to purchase shares of Common Stock and Series A Preferred Stock outstanding as of the Closing. Except for those set forth in the Agreements, there are no options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Series C Shares (and the Common Stock issuable upon conversion of the Preferred Stock) and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement (as defined below) hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series C Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Articles; the Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles, will be validly issued, and will be fully paid and nonassessable; and the Preferred Stock and such Common Stock will be free of any liens or encumbrances, assuming the Purchaser takes the Series C Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Preferred Stock (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

         3.6 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and, to the best of the Company's knowledge, each employee of the Company is terminable at the will of the Company.

         3.7 AGREEMENTS; ACTION.

             (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof nor are there agreements or understandings between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. The Company has timely filed or will file with appropriate taxing authorities all returns and other information required with respect to taxes (regardless of form) for all taxable periods ending on or prior to the Closing; all such returns shall be or have been complete and accurate in all material respects.

         3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation or default of any term of its Articles or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and to the best of its knowledge is not in violation of any statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Series C Shares and the Common Stock issuable upon conversion of the Preferred Stock, have not resulted and will not result in any material violation of, or conflict with, or constitute, with or without the passage of time and the giving of notice, a material violation or default under the Company's Articles or Bylaws or any of its agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

         3.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof). The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.11 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. Each employee of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D.

         3.12 REGISTRATION RIGHTS. Except as set forth in the Amended and Restated Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement"), the Company is not under any contractual obligation to register (as defined in Section 1 of the Registration Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.13 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series C Shares (and the Common Stock issuable upon conversion of the Preferred Stock), or the consummation of any other transaction contemplated hereby, except (a) filing of the Articles in the office of the Delaware Secretary of State, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series C Shares (and the Common Stock issuable upon conversion of the Preferred Stock) under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.14 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Series C Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Preferred

Stock, constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with applicable state securities laws.

         3.15 BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.16 PATENTS AND TRADEMARKS. There are no outstanding options, licenses, or agreements of any kind relating to the intellectual property of the Company. The Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         3.17 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. The audited financial statements of the Company for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 (the "Financial Statements"), which include audited balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows as of such dates and for the periods then ended, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Company as of such dates and for the periods then ended. Except as set forth in the Schedule of Exceptions or as set forth in the Financial Statements (including the footnotes thereto), there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, of or affecting the Company or its property or assets. Except as set forth in the Schedule of Exceptions, since December 31, 1995 there has been no material adverse change in the financial condition, operating results, assets, operation or business prospects of the Company.

         3.18 DISCLOSURE. This Agreement, together with the Exhibits attached hereto and all other certificates delivered in connection herewith, when taken as a whole, does not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made. The

Company has fully provided each Purchaser with all the information such Purchaser has requested for deciding whether to purchase the Series C Shares and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Series C Shares as follows:

         4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Series C Shares and the Common Stock underlying the Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Series C Shares to be purchased and the Common Stock underlying the Preferred Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Preferred Stock and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.6 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.8 TAX LIABILITY. It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation). It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4.9 LEGEND. It is understood that the certificates evidencing the Series C Shares will bear the following legend: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

         The Purchaser's obligation to purchase the Series C Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to it, dated the Closing Date, in substantially the form of Exhibit E.

         5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company executed by the President of the Company, dated as of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.5 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series C Shares and the Common Stock issuable upon conversion of the Preferred Stock.

         5.6 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         5.7 REGISTRATION RIGHTS AGREEMENT. The Company and the parties listed thereon shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit D.

         5.8 DEVELOPMENT AND LICENSE AGREEMENT. The Company and the Purchaser shall have entered into a research and development and license agreement in the form attached hereto as Exhibit F.

         5.9 SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company executed by the Secretary of the Company, dated as of the Closing, certifying (i) resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution of the Agreement, the filing of the Restated Articles and the transactions contemplated hereby; (ii) the Restated Articles and Bylaws of the Company; copies of third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreement; and (iii) such other documents relating to the transactions contemplated by the Agreement.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Series C Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing.

         6.2 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series C Shares and the Common Stock issuable upon conversion of the Preferred Stock.

         6.3 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         6.4 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7

             AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASER

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. As long as the Purchaser holds not less than 66,700 shares of Preferred Stock and/or Common Stock issued upon conversion of the Preferred Stock, to furnish to the Purchaser:

             (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

             (b) As soon as practicable after the end of each calendar quarter, and in any event within 15 days thereafter, an unaudited quarterly report including a balance sheet, profit and loss statement cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments).

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that any Purchaser may assign to any transferee, other than a competitor of the Company, and after giving notice to the Company, the rights granted pursuant to Section 7.1 to (i) a transferee who acquires at least 66,700 shares of Preferred Stock and/or Common Stock issued upon conversion of the Preferred Stock (appropriately adjusted for recapitalizations) or (ii) any constituent partner of a Purchaser.

         7.3 INSPECTION. The Company shall permit the Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser, provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         7.4 TERMINATION OF COVENANTS. The covenants set forth in Sections 7.1,
7.2 and 7.3 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                    SECTION 8

                               REGISTRATION RIGHTS

         The Purchaser shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit D.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware.

         9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing of the transactions contemplated hereby.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase the Preferred Stock shall not be assignable without the consent of the Company.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock may, with the Company's prior written consent, waive, modify or amend on behalf of the Purchaser, any provision hereof.

         9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the Purchaser's address set forth above, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

            Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or if by facsimile transmission, as indicated by the facsimile imprint date.

         9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 GEORGIA LEGEND. The Purchaser acknowledges that each certificate shall bear the following legend: THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         9.8 EXPENSES. The Company and the Purchaser shall bear its own legal and other expenses with respect to this Agreement.

         9.9 FINDER'S FEES. With respect to any finder's fees arising out of the purchase of the Series C Shares pursuant to this Agreement:

             (a) The Company hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

             (b) The Purchaser hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives, are responsible.

         9.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

"PURCHASER"                                          "COMPANY"

ABBOTT LABORATORIES,                                 SPECTRX, INC.
an Illinois corporation                              a Delaware corporation

By:  /s/ Thomas R. Hodgsen                           By:  /s/ Mark A. Samuels
    ------------------------                              --------------------

Title:  President & Chief Operating Officer          Title:  President & CEO
      -------------------------------------                 ------------------

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SPECTRX, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D., AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                 /s/ Edward J. Freel
                                 -----------------------------------
                                 Edward J. Freel, Secretary of State

                                 AUTHENTICATION:

2313878           8100                                        8128301

                                 DATE:

960284480                                                     10-01-96

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SPECTRX, INC.

         SpectRx, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is SpectRx, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 27, 1992.

         2. This Certificate restates and amends the provisions of the Corporation's Restated Certificate of Incorporation to read as set forth in Exhibit A attached to this Certificate.

         3. This restatement and amendment of the Corporation's Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the holders of each class of outstanding stock entitled to vote thereon as a class by written consent given in accordance with Section 228 of the General Corporation Law of the State of Delaware. Written notice pursuant to Section 228 has been given to those stockholders of the Corporation who have not consented in writing to this action.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Restatement of Certificate of Incorporation to be signed by Mark A. Samuels, its President, and attested by Robert D. Brownell, its Assistant Secretary, this 30th day of September, 1996.

                                            SPECTRX, INC.

                                            By:  /s/ Mark A. Samuels
                                               -------------------------------
                                                     Mark A. Samuels, President

ATTEST:

 /s/ Robert D. Brownell
 ------------------------
     Robert D. Brownell,
     Assistant Secretary

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  SPECTRX, INC.

                                        I

         The name of this corporation is SpectRx, Inc. (the "Corporation").

                                       II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                       III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       IV

         The Corporation is authorized to issue two classes of capital stock:
Preferred Stock, $0.001 par value per share, and Common Stock, $0.001 par value per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 10,870,000 of which 3,560,000 shares shall be designated Series A Preferred Stock ("Series A Preferred Stock"), 3,560,000 shares shall be designated Series A1 Preferred Stock ("Series A1 Preferred Stock"), 1,375,000 shares shall be designated Series B Preferred Stock ("Series B Preferred Stock"), 1,375,000 shares shall be designated Series B1 Preferred Stock ("Series B1 Preferred Stock"), 500,000 shares shall be designated Series C Preferred Stock ("Series C Preferred Stock"), and 500,000 shares shall be designated Series C1 Preferred Stock ("Series C1 Preferred Stock"). The total number of shares of Common Stock which the Corporation shall have the authority to issue is 15,000,000. The Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock are herein collectively referred to as the "Preferred Stock."

                                        V

         The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

         1. Dividends. The holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor at the rate of $0.10, $0.10, $0.40, $0.40, $0.60 and$0.60 per share, per annum, respectively. Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the Corporation. Thereafter, the holders of Common Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor. Notwithstanding anything set forth in this paragraph 1, no dividends shall be payable on any shares of Common Stock issued with respect to shares of Series A1 Preferred Stock, Series B1 Preferred Stock and Series C1 Preferred Stock issued pursuant to paragraph 4(e)(ii)(A) and 4(e)(ii)(B). The right to dividends on shares of Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

         2.       Liquidation Preference.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall, subject to the right of each such holder to convert such holder's shares of Preferred Stock into shares of Common Stock pursuant to the provisions of Section 4 below, be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation by reason of their ownership thereof, an amount equal to $1.00, $1.00, $4.00, $4.00, $6.00 and $6.00 per share for each outstanding share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock, respectively, plus any declared but unpaid dividends on such share. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to provide for the cash payment described above to the holders of Preferred Stock, such assets as are available shall be paid to the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  After the payment or setting apart of payment to the holders of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive any remaining assets of the Corporation on a pro rata basis, based upon the number of shares held.

                  (b) Reorganization or Merger. A reorganization or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this paragraph 2; provided that the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all of the assets of the Corporation shall be valued as follows:

                           (i)   If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                           (ii)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                           (iii) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

                  (c) Noncash Distributions. If any of the assets of the Corporation are to be distributed other than in cash under this paragraph 2 or for any purpose, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

         3.       Voting Rights.

                  (a) The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon all matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to paragraph 5 herein or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

                  (b) Notwithstanding the foregoing, as long as more than 800,000 shares of Preferred Stock are outstanding, the holders of Preferred Stock, voting as a class, shall have the right to elect two members of the Corporation's board of directors. The holders of Common Stock, voting as a single class, shall have the right to elect all other members of the Corporation's board of directors. Notwithstanding any Bylaw provisions to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly


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

held by such a director, all in accordance with the applicable provisions provided in the General Corporation Law of the State of Delaware.

         4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. Upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the initial Conversion Price per share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock shall be $1.00, $1.00, $4.00, $4.00, $6.00 and $6.00, respectively. The per share Conversion Value of the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock, the Series C Preferred Stock and the Series C1 Preferred Stock shall be $1.00, $1.00, $4.00, $4.00, $6.00 and $6.00, respectively. The initial Conversion Price of the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock, the Series C Preferred Stock and the Series C1 Preferred Stock shall be subject to adjustments from time to time as provided below. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $10,000,000 at a per share issuance price of at least $9.00 per share.

                  (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to paragraph 4(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to paragraph 4(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in paragraph 4(b)) and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date.

                  (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the Corporation. Whether or not fractional shares of Common Stock are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (e) Adjustment of Conversion Price.

                      (i) Special Definitions. For purposes of this paragraph 4(e), the following definitions shall apply:

                          (A)     "Excluded Stock" shall mean:

                                  (1) all shares of Common Stock issued and
outstanding on the date this document is filed with the Delaware Secretary of State and all shares of Common Stock issued or issuable upon conversion of Preferred Stock; and

                                  (2) all shares of Common Stock or other
securities issued or issuable to officers, directors, consultants or employees of the Corporation or lessors, lenders or licensors to the Corporation which are approved by of the board of directors of the Corporation. All outstanding shares of Excluded Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 4(e)(iii) below.

                          (B)     "Financing" means any issuance of Common
Stock (including securities exercisable for or convertible into Common Stock) in a transaction with gross proceeds to the Corporation equal to or greater than $100,000 where the holders of Preferred Stock are offered an opportunity to purchase their Preferred Stock Pro Rata Share of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                          (C)     "Preferred Stock Pro Rata Share" shall mean
the amount determined by multiplying the total number of shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the Corporation in a Financing to all parties by a fraction, (x) the numerator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) held by such stockholder and (y) the denominator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) then outstanding plus any shares reserved for issuance pursuant to plans approved by the board of directors of the Corporation.

                           (D) "Series A Dilutive Issuance" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue.

                           (E) "Series B Dilutive Issuance" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue.

                           (F) "Series C Dilutive Issuance" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue.

                           (G) "Participating Investor" shall mean any holder of
Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of either a Series A Dilutive Issuance or Series B Dilutive Issuance.

                           (H) "Non-Participating Investor" shall mean any
holder of Preferred Stock that is not a Participating Investor.

                  (ii)     Shadow Preferred.

                           (A) Series A Preferred Stock. In the event the
Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series A Dilutive Issuance, each share of Series A Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series A Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series A1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series A Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series A Preferred Stock. Upon the conversion of Series A Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series A Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series A Dilutive Issuance.

                           (B) Series B Preferred Stock. In the event the
Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common

Stock) in a Series B Dilutive Issuance, each share of Series B Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series B Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series B1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series B Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series B Preferred Stock. Upon the conversion of Series B Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series B Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series B1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series B Dilutive Issuance.

                        (C) Series C Preferred Stock. In the event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series C Dilutive Issuance, each share of Series C Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series C Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series C1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series C Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series C Preferred Stock. Upon the conversion of Series C Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series C Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series C1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series C Dilutive Issuance.

                  (iii) Adjustment of Conversion Price for Issuance of Common Stock. No adjustment in the Conversion Price of Series A1 Preferred Stock or Series B1 Preferred Stock or Series C1 Preferred Stock shall be made in respect of the issuance of additional shares of Common Stock or securities exercisable for or convertible into Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi) hereof).

                  The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                  If the Corporation shall issue any Common Stock other than Excluded Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi)), the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this paragraph 4(e)) be adjusted to a price equal to the quotient obtained by dividing:


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

                                    (1) an amount equal to the sum of

                                        (x) the total number of shares of
Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                                        (y) the consideration received by
the Corporation upon such issuance, by

                                    (2) the total number of shares of Common
Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately after the issuance of such Common Stock.

                                    For the purposes of this clause (iii), the
following provisions shall be applicable:

                                    (A) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                                    (B) In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                    (C) In the case of the issuance of (i)
options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                                        (1) the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;


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

                                             (2) the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                             (3) on any change in the number of
shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                             (4) on the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                                    (iv) If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                                    (v) If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on


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

the effective date of such combination, the Conversion Price of a series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                           (vi)   In case, at any time after the date hereof, of
any capital reorganization (other than a reorganization covered by paragraph 2(b) above), or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares of stock), the shares of a series of Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause
(vi) shall similarly apply to successive reorganizations and reclassifications of the type described in the first sentence of this section 4(e)(vi).

                           (vii)  All calculations under this paragraph 4 shall
be made to the nearest cent or to the nearest one hundredth (1/100) of a share of stock, as the case may be.

                           (viii) For the purpose of any computation pursuant to
this paragraph 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations) or the closing sale price, if reported; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding shares of Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne by the challenging parties.

                  (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                  (g) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.


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

                  (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                  (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution (including any distribution under section 2(b) above), any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any right, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of stock as shall be sufficient for such purpose.

                  (k) Notices. Any notice required by the provisions of this paragraph 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                  (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares of Preferred Stock so converted shall upon such conversion cease to be a part of the authorized shares of stock of the Corporation.

         5.       Protective Provisions.

                  (a) Preferred Stock. In addition to any other class vote that may be required by law, so long as any of the Preferred Stock shall be outstanding the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class:

                  (i) Change of Rights. Materially and adversely alter or change the rights, preferences or privileges of the Preferred Stock;

                  (ii) Create a New Class. Create, or obligate itself to create, any new class or series of shares of stock having preferences over or being on a parity with any outstanding shares of Preferred Stock as to dividends, assets, liquidation preferences, conversion rights or voting rights or being otherwise superior to or on a parity with any such preference or priority of any outstanding shares of Preferred Stock, or authorize or issue shares of stock of any class or series (or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation) having any such preference or priority or being otherwise superior to or being on a parity with any such preference or priority; or

                  (iii) merge or consolidate with any other Corporation or sell, lease, or convey substantially all of the assets of the corporation or otherwise effect a recapitalization or reorganization of the Corporation.

                                       VI

         1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of Delaware.

         2. Indemnification of Corporate Agents. This Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under the laws of the State of Delaware.

         3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Section VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                       VII

         The Corporation is to have perpetual existence.

                                      VIII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

                                       IX

         The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the bylaws of the Corporation.

                                        X

         The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                       XI

         Meeting of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                       XII

         Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

                                      XIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    EXHIBIT B

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                             SCHEDULE OF EXCEPTIONS

         This Schedule of Exceptions, dated as of October 21, 1996, is made and given pursuant to Section 3 of the SpectRx, Inc. Series C Preferred Stock Purchase Agreement dated October 21, 1996 (the "Agreement"). The Section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under this Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

         3.3 Subsidiaries. The Company is currently in the process of forming a subsidiary (the "Subsidiary") for the purpose of commercializing certain technology of the Company. The Company intends to own approximately 65% of the Subsidiary, and the remaining stock of the Subsidiary will be owned by the Subsidiary's management.

         3.4 Capitalization. One of the warrants outstanding as of the Closing, for the purchase of up to 824,000 shares of Common Stock, is not currently exercisable and will only become exercisable upon the occurrence of certain events as specified in the warrant.

         3.7 Agreements; Action.

             - The Company has entered into an agreement with one of its officers, Jonathon Eppstein, Vice President of Research and Development (the "Officer"), and two corporations controlled by the Officer, pursuant to which the Company received a license to certain technology owned by the Officer's corporations. In return, the Company paid a license fee, agreed to pay a royalty and issued a warrant to the corporations which, upon the occurrence of certain events, will become exercisable.

             - Mark Samuels and Keith Ignotz, the Company's chief executive officer and chioef operating officer, respectively, purchased shares of Common Stock of the Company and paid for such shares by delivering a promissory note to the Company. The aggregate amount owed under the notes was approximately $48,525 as of the Closing.

             - The Company has entered into a development and licensing agreement with Boehringer Mannheim Corporation.

             - The Company has entered into a development and licensing agreement with Healthdyne Technologies.

              - The Company has entered into a development and licensing agreement with Teijin Limited.

              - The Company has entered into a licensing agreement with Joseph R. Lakowicz.

              - The Company has entered into a licensing agreement with M.D. Andersen Cancer Center, University of Texas.

              - The Company has entered into a licensing agreement with Georgia Institute of Technology.

         3.10 Litigation, etc. The Company has received a demand notice for payment of a $20,000 license fee due under an expired license from Martin Marietta Energy Systems. The Company is presently in the process of negotiating a resolution of this dispute.

         3.16 Patents and Trademarks

         The Company purchased all of the technology and other intellectual property, relating to non-invasive means of diagnosing disease through the use of fluorescence spectroscopy, of Laser Atlanta Optics, Inc.

                                    EXHIBIT C

                        PROPRIETARY INFORMATION AGREEMENT

                                  SPECTRX, INC.

                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

       As a condition of my employment with Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

       1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

       2.    Confidential Information.

             (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

             (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

             (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

       3.    Inventions.

             (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as "Prior Inventions"); or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into any invention, improvement, development, product, copyrightable material or trade secret any invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such product, process or machine.

             (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

             (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

             (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

             (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

             (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies under the provisions of Exhibit B attached hereto. I will advise the Company promptly in writing of any inventions that I believe meet the criteria of Exhibit B.

       4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

       5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "TERMINATION CERTIFICATION" attached hereto as Exhibit C.

       6. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

       7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

       8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

       9. Arbitration and Equitable Relief.

          (a) Arbitration. Except as provided in Section 9(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Norcross, Georgia in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

          (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

       10.   General Provisions

             (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Georgia. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Georgia for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

             (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

             (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

             (d) Successors and Assigns. This Agreement may not be assigned without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:
     ---------------------                     ------------------------
                                                       (Name)
--------------------------
Witness

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS

                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                         Identifying
                                                          Number of
          Title                   Date                Brief Description
          -----                   ----                -----------------







__    No inventions or improvements

__    Additional Sheets Attached

Signature of Employee:
                        -----------------------------------
                                      (Name)

Date:
     ------------------------------------

                                    EXHIBIT B

                            EXCEPTION TO ASSIGNMENTS

       The assignment provisions shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

             (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

             (2) Result from any work performed by the employee for the employer.

                                    EXHIBIT C

                                  SPECTRX, INC.

                            TERMINATION CERTIFICATION

       This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

       I further certify that I have complied with all the terms of the Company's Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

       I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

       I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date:
     ---------------------------
                                              -------------------------------
                                                          (Name)

                                    EXHIBIT D

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                                  SPECTRX, INC.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This Amended and Restated Registration Rights Agreement (the "Agreement") amends and restates the Prior Registration Rights Agreement (as defined in Section 1 hereof) and is effective as of October 21, 1996 by and among SpectRx, Inc., a Delaware corporation (the "Company"), the holders of Registrable Securities (as such term is defined in the Prior Registration Rights Agreement) and the purchaser of the Company's Series C Preferred Stock.

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the agreements pursuant to which the holders of Registrable Securities acquired their Registrable Securities in the Company, the parties hereby agree as follows:

         1. Amendment of Prior Registration Rights Agreements. This Agreement amends and restates the Prior Registration Rights Agreement in its entirety. Such amendment and restatement is effective upon the execution of this Agreement by the holders of at least a majority of the Registrable Securities (as such term is defined in the Prior Registration Rights Agreement) outstanding as of the date of this Agreement. For purposes of this Agreement, the term "Prior Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement dated August 30, 1996.

         2. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Act" shall mean the Securities Act of 1933, as amended.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

            "Holder" shall mean any person owning or having the right to acquire Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with paragraph 11 hereof.

            "Initiating Holders" shall mean any Holders who in the aggregate possess more than 50% of the Registrable Securities.

            "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registrable Securities" shall mean (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series A1 Preferred Stock, (iii) the Common Stock issuable upon conversion of the Series A

Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 6, 1994, (iv) the Common Stock issuable upon conversion of the Series A Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 29, 1994, (v) the Common Stock issuable upon conversion of the Series A Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated June 15, 1994, (vi) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Series B1 Preferred Stock, (viii) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (ix) the Common Stock issuable or issued upon conversion of the Series C1 Preferred Stock, and (x) any Common Stock or other securities issued or issuable with respect to such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, or Common Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, or Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (ii) sold by a person in a transaction in which their rights under this Agreement are not assigned.

            "Registration Expenses" shall mean all expenses, except Selling Expenses as otherwise stated below, incurred by the Company in complying with paragraphs 3, 4 and 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "Selling Expenses" shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the securities registered by the Holders, and any fees and expenses of special counsel of a selling stockholder.

          3. Requested Registration.

             (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 80% of the shares of Registrable Securities held by them (or any lesser number of shares of Registrable Securities having an expected aggregate offering price, net of underwriting discounts and commissions, greater than $7,500,000), the Company will:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

                        Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this paragraph 3:

                                    (1) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;


                                    (2) Prior to the earlier of (i) September 1,
1998 or (ii) six months after the effective date of the Company's first registered public offering of its stock;

                                    (3) During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (4) After the Company has effected two such
registrations pursuant to this paragraph 3(a), and such registrations have been declared or ordered effective; or

                                    (5) If the Company shall furnish to such
Holders a certificate signed by the President of the Company that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this paragraph 3 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company may not make such certification more than once every calendar year.

                  Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders and in any event within one hundred eighty
(180) days after receipt of such request.

                  (b) Underwriting. In the event that a registration pursuant to this paragraph 3 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to paragraph 3(a)(i). In such event, the right of any Holder to such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this paragraph 3, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this paragraph 3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

         4.       Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) in connection with the Company's initial public offering, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                      (i) promptly give to each Holder written notice thereof;
and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 4(a)(i). In such event the right of any Holder to registration pursuant to this paragraph 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                  Notwithstanding any other provision of this paragraph 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration or exclude them entirely. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

                  If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         5.       Registration on Form S-3.

                  (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 5 in any calendar year. The substantive provisions of paragraph 4(b) shall be applicable to each registration under this paragraph 5.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this paragraph 5: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed at such time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company may not make such certification more than once every calendar year.

         6. Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions or fees of special counsel for a selling Holder) incurred in connection with (i) two registrations pursuant to paragraph 3 and (ii) all registrations pursuant to paragraphs 4 and 5 shall be borne by the Company.

         7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred and twenty (120) days or until the distribution described in the Registration Statement has been completed;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         8.       Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c) Each party entitled to indemnification under this paragraph 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Securities Exchange Act of 1934, as amended.

             (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

             (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         11. Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under paragraphs 3, 4 and 5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 400,000 shares of Registrable Securities. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned, in connection with a distribution by such Holder, to any parent or subsidiary company or to any partner, former partner, or the estate of any such partner without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

         12. Standoff Agreement. Each Holder agrees, in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company enter into similar agreements.

         13. Termination of Registration Rights. All rights of the Holders under this Agreement shall terminate four (4) years from the date of the Company's initial public offering.

         14. Amendment of Registration Rights. Any provision of the Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         15. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under paragraph 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subparagraph 3(a)(ii)(2) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to paragraph 3.

         16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

         18. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         19. Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Holder, at such Holder's address set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders and each such other holder in writing.

         20. Severability. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         21. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         23. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

         24. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:                             SPECTRX, INC.

                                     By: /s/ Mark A. Samuels
                                         ---------------------

                                     Title: President & CEO
                                           -------------------

INVESTORS:                           HILLMAN MEDICAL VENTURES 1993 L.P.,
                                     a Delaware limited partnership

                                     By:   Hillman/Dover Limited
                                           Partnership, general partner

                                     By:   Wilmington Securities, Inc., its
                                           sole general partner

                                     By: /s/ Darlene Clarke
                                         -------------------------

                                     Title: Vice President
                                           -----------------------

                                     NORO-MOSELEY PARTNERS II, L.P., a
                                     Georgia limited partnership

                                     By: Moseley & Company, II,
                                         general partner

                                     By: /s/ Jack R. Kelly Jr.
                                        -------------------------------
                                         Jack R. Kelly Jr.

                                     Title: General Partner

                               HILLMAN MEDICAL VENTURES 1994 L.P.,
                                a Delaware limited partnership

                               By: Hillman/Dover Limited
                                   Partnership, general partner

                               By: Wilmington Securities, Inc., its
                                   sole general partner

                               By: /s/ Darlene Clarke
                                   -----------------------
                               Title: Vice President
                                      --------------------------

                               HILLMAN MEDICAL VENTURES 1995 L.P.,
                               a Delaware limited partnership

                               By:   Hillman/Dover Limited
                                     Partnership, general partner

                               By:   Wilmington Securities, Inc., its
                                     sole general partner

                               By:   /s/ Darlene Clarke
                                  ------------------------------

                               Title: Vice President
                                      ---------------------------

                               HILLMAN MEDICAL VENTURES 1996 L.P.,
                                a Delaware limited partnership

                               By: Hillman/Dover Limited
                                   Partnership, general partner

                               By: Wilmington Securities, Inc., its
                                   sole general partner

                               By: /s/ Darlene Clarke
                                  ----------------------

                               Title: Vice President
                                     -------------------

                                       ABBOTT LABORATORIES,
                                       an Illinois corporation

                                       By: /s/ Thomas R. Hodgsen
                                           ----------------------------

                                       Title:President & Chief Operating Officer
                                             -----------------------------------

                                       /s/ Dean Maloof
                                           -----------------------
                                           Dean Maloof

                                       /s/ Frank Maloof
                                           -----------------------
                                           Frank Maloof

                                       /s/ Stephen G. Maloof
                                           -----------------------
                                           Stephen G. Maloof

                                       PMM, INC.

                                       By: /s/ Peter M. Mondalek
                                          -------------------------
                                           Peter M. Mondalek

                                       -----------------------
                                       Karen Etheridge

                                       /s/ William Chambers
                                           -----------------------
                                           William Chambers

                                      /s/  Rogers Badgett
                                           -----------------------
                                           Rogers Badgett

                                      /s/  Michael P. Moore
                                           -----------------------
                                           Michael P. Moore

                                      /s/  William Zachary, Jr.
                                           -----------------------
                                           William Zachary, Jr.

                                      /s/  John Imhoff, M.D.
                                           -----------------------
                                           John Imhoff, M.D.

                                      /s/  Keith D. Ignotz
                                           ------------------------
                                           Keith D. Ignotz

                                      /s/  Richard Bowe, M.D.
                                           ------------------------
                                           Richard Bowe, M.D.

                                      /s/  Joseph Calabro
                                           ------------------------
                                           Joseph Calabro

                                      /s/  I. William Collins
                                           ------------------------
                                           I. William Collins, O.D.

                                      /s/  Steven Davis
                                           ------------------------
                                           Steven Davis

                                      /s/  Emory J. Etheridge
                                           ------------------------
                                           Emory J. Ethridge

                                      /s/  Jimmy Funderburke
                                           ------------------------
                                           Jimmy Funderburke

                                      /s/  R. Andrew Garrett
                                           ------------------------
                                           R. Andrew Garrett

                                      /s/  Nelson Gold
                                           ------------------------
                                           Nelson Gold

                                      The Gavin Herbert, Inc. Successor Trust

                                      By:
                                          -----------------------------------

                                      Title: Trustee

                                      /s/  Randolf Lindblad
                                           -----------------------
                                           Randolf Lindblad, M.D.

                                      /s/  David Marco
                                           -----------------------
                                           David Marco

                                      /s/  Mark Miehle
                                           -----------------------
                                           Mark Miehle

                                     /s/   Doug Myers and Heather Myers
                                           ---------------------------------
                                           Doug Myers and Heather Myers JROS

                                     /s/   Charles M. Phillips
                                           -----------------------
                                           Charles M. Phillips

                                     /s/   Lawrence Phillips
                                           -----------------------
                                           Dr. Lawrence Phillips

                                     POWERVISION, INC.

                                     By: /s/ Clive Harris
                                         -----------------------

                                     Title: Director
                                            --------------------

                                    /s/    Dale Rorabaugh
                                           -----------------------
                                           Dr. Dale Rorabaugh

                                    /s/    Ilse Fong
                                           -----------------------
                                           Ilse Fong

                                    EXHIBIT E

                                  LEGAL OPINION

                                October 21, 1996

To Abbott Laboratories

Ladies and Gentlemen:

         Reference is made to the Series C Preferred Stock Purchase Agreement, dated as of October __, 1996 (the "Agreement"), complete with all listed exhibits thereto, by and among SpectRx, Inc., a Delaware corporation (the "Company"), and Abbott Laboratories, an Illinois corporation (the "Purchaser"), which provides for the issuance by the Company to the Purchaser of shares of Series C Preferred Stock of the Company (the "Series C Shares"). This opinion is rendered to you pursuant to Section 5.3 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Series C Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Purchaser in the

Agreement and pursuant thereto are true and correct. We are also assuming that the Purchaser has purchased the Series C Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

         The opinions hereinafter expressed are subject to the following qualifications:

                  (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

                  (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

                  (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

                  (d) We express no opinion as to the enforceability of the indemnification provisions of Section 7 of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

                  (e) We are members of the Bar of the State of California and, except as set forth in paragraph 7 below with respect to the securities laws of other states, we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

         Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of Georgia.

         2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Series C
Shares thereunder, to issue the Common Stock issuable upon conversion of the Series C Shares and to carry out and perform its obligations under the terms of the Agreement.

         3. The authorized capital stock of the Company consists of 15,000,000 shares of Common, 2,083,500 shares of which are issued and outstanding, 3,560,000 shares of Series A Preferred of which 3,103,784 shares are issued and outstanding, 3,560,000 shares of Series A1 Preferred none of which are issued and outstanding, 1,375,000 shares of Series B Preferred of which 1,172,071 shares of Series B Preferred issued and outstanding, and 1,375,000 shares of Series B1 Preferred none of which are issued and outstanding, 500,000 shares of Series C Preferred of which 500,000 shares of Series C Preferred are to be issued and outstanding, and 500,000 shares of Series C1 Preferred none of which are issued and outstanding . There are also options outstanding to purchase an aggregate of 458,351 shares of Common Stock and warrants to purchase an aggregate of 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock. All such issued and outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company or, to our knowledge, in any agreement to which the Company is a party. The Common Stock issuable upon conversion of the Series C Shares has been duly and validly reserved, and when issued in accordance with the Company's Certificate of Incorporation will be validly issued, fully paid and nonassessable. The Series C Shares issued under the Agreement will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company, or, to our knowledge, in any agreement by which the Company is a party, except as specifically provided in the Agreement and in that certain Series A Preferred Stock Purchase Agreement dated as of February 5, 1993; provided, however, that the Series C Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the Agreement. To our knowledge, except for rights described in the Agreement and the Certificate of Incorporation, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

         4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Agreement by the Company, the authorization, sale, issuance and delivery of the Series C Shares (and the Common Stock issuable upon conversion thereof) and the performance of the Company's obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         5. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Series C Shares (and the Common Stock issuable upon conversion thereof), do not violate any provision of the Certificate of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement, and the issuance of the Series C Shares (and the Common Stock issuable upon conversion thereof) do not violate, or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.

         6. Except as identified in the Agreement, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Agreement or any action taken or to be taken by the Company in connection therewith.

         7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Series C Shares (and the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated by the Agreement, except (a) filing of the Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the Delaware General Corporation Law and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Series C Shares (and the Common Stock issuable upon conversion thereof) and the modification of rights of shareholders contemplated by the Agreement. The filing referred to in clause (a) above has been accomplished and is effective. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

         8. Subject to the accuracy of the Purchasers' Representations and Warranties in Section 4 of the Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Series C Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

         This opinion is furnished to the Purchasers solely for their benefit in connection with the purchase of the Series C Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                Very truly yours,

                                /s/ Wilson Sonsini Goodrich & Rosati
                                ----------------------------------------
                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                  APPENDIX 1.20

                                LICENSED PATENTS

         1.       [*]

         2. United States Patent No. 5,458,140, issued October 17, 1995, entitled "Enhancement of Transdermal Monitoring Applications with Ultrasound and Chemical Enhancers" and any reissuances
         Thereof

         3.       [*]

         4.       [*]

         5.       [*]

         6.       [*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  APPENDIX 1.25
                                PRIOR DISCLOSURES
                              SPECTRx CONFIDENTIAL
                  SUMMARY OF CONFIDENTIAL MATERIALS PROVIDED TO
                                ABBOTT BY SPECTRX
                               September 19, 1996

         Video tapes presented to visiting Abbott contingent on [*] showing [*], copies of which tapes will be sent to Abbott. Overhead transparencies summarizing the history of NIMCO. Copy of the [*] tape presented to visiting Abbott contingent on [*].

         Fax Transmission of Letter of [*] to Jim Babb describing clinical study to examine if any of the Glucose levels in the [*], i.e., is there a [*] in the glucose [*] as it is [*]. This letter also described how we were able to modify the [*] to work on [*] and the performance qualification data of the modified [*].

         Fax Transmission of Interim Progress Report of [*] sent to Jim Babb describing the [*] clinical study on the first [*] subjects. Fax Transmission on 7-22-96 to Mark Weishaar, Memorandum of Terms Regarding Private Placement of Equity Securities. Summarized proposed private placement, stock outstanding series A, B, Preferred, common, warrants.

         Fax Transmission of [*] to Tom Schapira in response to his letter of [*] regarding the functional mechanism of the SpectRx [*] method. Summarizes the typical operating parameters and discusses our method in the context of patentability over the [*].

         Delivery to Tom Schapira of several SpectRx prepared, [*] and various different [*] used for histological and microscopic analysis by Abbott and Abbott's sub-contractors. Results of this work summarized in the Abbott internal report No. [*].

         Materials entitled "Due Diligence Information" presented to Abbott Laboratories (Jim Babb) on [*] in a binder. These materials consist of the following documents:

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  1.       [*]

                  2. Invention Disclosure Statement for "A new concept for [*]".

                  3.       U.S. Patent No. 5,458,140

                  4.       U.S. Patent No. 5,445,611

                  5.       [*]

                  6.       [*]

                  7.       Invention Disclosure for "[*]".

                  8. Opinion from Dean Russell of Kilpatrick & Cody, dated August 8, 1995.

         Draft of the most generic [*] concept patent which formed the basis for our recent [*]. Sent to Tom Schapira on [*].

         Fax Transmission of a summary of the [*] situation regarding [*].

         Copy of the [*]

         Copy of NIMCO/ALTEA/SPECTRX Agreement dated March 1, 1996.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  APPENDIX 1.28
                            RESEARCH PROGRAM OUTLINE

(To be prepared by the Research Committee within sixty (60) days of the Effective Date.)

                                  APPENDIX 2.3
                                 COST CATEGORIES
                    R&D COSTS TO BE REIMBURSED SPECTRx, INC.

The following outlines, by type, the research and development expenses which will be incurred by SPECTRx, Inc. with respect to the Research Program which are to be reimbursed by ABBOTT:

Personnel Direct Costs

         -        Actual Research Program direct labor cost incurred
         - Labor burden of 20% on actual Research Program direct labor cost incurred to cover the cost of employer payroll taxes, employee benefits and workers compensation insurance.

         - Actual cost of training (including any travel costs incident thereto) required for existing or new employees specific to the Research Program.

         - Actual cost of recruiting new employees (including any travel costs incident thereto) specifically for the Research Program. Such cost to be prorated in the event the new employee will be supporting other R&D initiatives in addition to the Research Program.

         - All actual travel costs incurred specifically related to any Research Program activities.

Other Direct Costs

         - Actual contract R&D costs incurred which are specifically related to the Research Program, including but not limited to the cost of contract labor, outside laboratory services, and other research support.

         - Actual cost of all outside consultants utilized to assist in the Research Program.

         - Actual cost of all outside consultants utilized to assist in the Research Program, including but not limited to the costs of medical service providers, stipends to participants, and supplies incident to the clinical trials.

         - All actual travel costs incurred by nonemployees of SPECTRx, Inc. which are specifically related to the Research Program, including but not limited to travel costs for contract employees and outside consultants.

         - Actual cost of all research materials and supplies utilized in the Research Program.

         - Actual cost of all equipment purchased or rented specifically for the Research Program.

         - Actual cost of software which is utilized to assist in the Research Program.

Incremental R&D Overhead

         - R&D overhead allocation to cover the incremental cost of the following which must be incurred by SPECTRX specifically due to the Research Program.

         -        Office Rental

         -        Utilities

         -        Telephone

         - Office Expenses (office supplies, copier, fax, postage, overnight delivery, etc.)

         -        Insurance

         - Administrative Support used directly in support of Research Program (direct support staff such as secretarial support)

                                  APPENDIX 2.4
                               MILESTONE CRITERIA

MILESTONE 1a -[*]. [*] will prove the technology is capable of [*] in a short time period.

OBJECTIVE: Demonstrate the [*] of using [*] techniques to collect a clean (i.e. containing less than [*]) sample of [*] of sufficient volume (volume [*]) within [*] total collection time. Performance to be shown on a study cohort made up of [*] subjects, with statistically representative distribution of age, gender, body mass, and ethnic background (skin pigmentation) applied to each sub-group. The demonstration of [*] is exclusively limited to [*] of the sample of [*] from the human subject, [*] of said sample to facilitate other processes such as assaying this sample for glucose or any other analyte, or any other processes not directly related to the basic sample extraction.

Measurement of success: Milestone 1a will be met if each of the following desired outcomes are achieved:

1. [*]. When surveyed, [*] of the test cohort rate the [*] they experienced with the [*] as clearly [*] which they associate with a [*].

2. Volume of [*]. Within the [*] subjects, with [*] samples drawn from each on [*] separate days, [*], the median volume of [*] collected during a [*] shall be at least [*] as measured from the active engagement of the [*], not necessarily the beginning of [*]. Furthermore, at least [*] of the [*] sampling events shall show at least [*]. The [*] of the [*] may be performed by weighing the sample collection reservoir before and after the [*] process on an analytical balance with suitable sensitivity and precision to quantify the [*]. The reservoir used to collect the [*] may be constructed in any of the following approved manners:

         a. A simple chamber wherein the [*] merely forms a [*], and is then collected for volumetric quantification by using either a micro-capillary tube, a [*].

         b. A [*] placed in the collection apparatus such that as the [*], it is absorbed and held by the [*], which may be removed after the [*] for [*].

         c. Any other method which is designed by the joint research committee and mutually agreed to by both SpectRx and Abbott.

3. [*]. [*] of the [*] shall show [*] was performed when a [*] is applied to the site for [*]. [*] due to the [*] of the [*] observed at the [*].

4. Histology. [*] of the [*] shall show [*] have elapsed from the last day of [*] greater than a [*]. To assist in making this evaluation as objective as possible, a set of reference standards shall be assembled which can be used by an impartial grader to establish the histology score. This set of references shall be designed and mutually approved by both Abbott and SpectRx and shall take into account such issues as different skin colors, magnification used for viewing, possible methods [*], and the specific apparatus to be used for the documentation and archiving of the before and after condition of the [*].

5. Instrumentation. All hardware utilized in the [*] studies is expected to be prototype and not miniaturized. Nevertheless, [*] shall also be provided as part of the deliverable package required

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         to satisfy the milestone 1a completion criteria. This review shall cover such aspects of the hardware as [*] viability of the entire product.

         SpectRx will support the evaluation of assay systems per the direction of the Research Committee. This support will include the design and supply of [*], which mimic the capability of the SpectRx test instruments in the ability of using [*].

6. A patent review of the technologies employed shall be performed, at Abbott's expense to assess the questions regarding freedom to operate within the existing intellectual property environment. The selection of Legal counsel for this function shall be subject to decision by the Research Committee.

MILESTONE 1b, [*] feasibility will integrate a [*] with the [*] to prove [*].

OBJECTIVE: Demonstrate the [*] of using an [*] and glucose assay techniques to collect a clean (containing, [*] sample of [*]) of sufficient volume [*] within [*]. The [*] may be implemented in its entirety with laboratory based prototype devices which may have physical embodiments substantially different from any product design to be implemented later, but which utilize the basic concepts and demonstrate the feasibility of these concepts in a clinical testing environment showing the ability to produce an amount of [*]. Additional time required by the assay system itself is not included in this [*]. The demonstration of integrated device feasibility is exclusively limited to the [*] and to the successful measurement of the glucose content within this sample using the [*] chosen for this [*]. These efforts are not designed to develop an optimized glucose assay system, specifically tailored for this approach, but merely to demonstrate the technical feasibility of the integrated concept. For example, it is expected that the assay technologies potentially suitable for the final product will have undergone substantial improvements in their own right in the areas of [*]. Additionally, [*] such as the [*] are not part of this effort.

Measurement of success: Milestone 1b will be met if each of the following desired outcomes are achieved:

SpectRx Sampling Milestone:

1. Volume Extracted - Using a test base of [*] subjects, [*] will be [*] from each subject. The success criteria will be that [*] of all [*] will achieve [*].
2. Pain - If [*] differ from conditions in [*], then the criteria for the [*].
3. Healing - If [*] differ from conditions in [*], then the criteria for the [*].
4. Histology - If [*] differ from conditions in [*], then the criteria for the [*].

Abbott Assay Milestone:
5. Volume - [*] of devices will report results with [*] applied and achieve a precision of [*].
6.       Accuracy -The performance with [*] test specimens of [*] will achieve:
         [*].

         Note: The Abbott assay milestone must be completed [*] of SpectRx starting the [*] above or by the point in time SpectRx completes the 1b sampling milestone above, whichever is later ("SpectRx Sampling Milestone 1b Completion"). In the event the Abbott [*], or any modified

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         version agreed to by the Research Committee, is not complete at the time of [*]. Furthermore, if Abbott has not completed the Abbott assay milestone above, or any modified version agreed to by the Research Committee, [*] of SpectRx [*], [*] the balance of [*] will be considered completed as regards to the license agreement between Abbott and SpectRx. The parties recognize that upon SpectRx Sampling Milestone 1b Completion, the research team will work on integration of the sampling and assay devices regardless of the status of the assay performance.

Joint Milestone:

7.       Completion of both the above milestone areas.
8. Accuracy - Integrated sampling/glucose assay performance criteria, with the acceptance criteria being: The performance with [*] subjects, in which an integrated device achieves [*], extraction of [*], and [*] for glucose in a total time of [*] will achieve equivalent or better performance, as judged by the correlation [*], both correlated to a mutually agreed to clinically acceptable reference test method.
9.       Instrumentation:
         All hardware utilized in the [*] studies is expected to be [*]. Nevertheless, to the degree possible, an engineering review of the technology focused on how the prototype hardware could be transferred into a commercial realization shall also be provided as part of the deliverable package required to satisfy the milestone 1a completion criteria. This review shall cover such aspects of the hardware as [*] viability of the entire product.
10. Patent Review if technology is different from 1a - A patent review of the technologies employed shall be performed, at Abbott's expense to assess the questions regarding freedom to operate within the existing intellectual property environment. The selection of Legal counsel for this function shall be subject to decision by the Research Committee.

The Research Committee can, by agreement of all those on the committee, revise the foregoing milestone criteria during the Research Program based on any additional marketing or technical data which may become available. After agreement within the Research Committee, any such modified milestones will become effective upon approval by the appropriate duly authorized representatives of Abbott and SpectRx as part of an amendment to this Agreement.


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                 APPENDIX 4.2(C)

                        REGIONS AND DESIGNATED COUNTRIES

[*]                         [*]                    [*]
                            [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                                                [*]
[*]                         [*]                    [*]
[*]                         [*]                    [*]
                            [*]                    [*]
[*]                         [*]                    [*]
                            [*]                    [*]
[*]                         [*]                    [*]
[*]                         [*]


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*]
                            [*]
[*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
                            [*]
[*]                         [*]
                            [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]                         [*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]

                                                            [*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  APPENDIX 14.5
                         ALTERNATIVE DISPUTE RESOLUTION

         The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

         If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight
(28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

         1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

         2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

                  (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

                  (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                  (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

                  (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

         3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

         4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

                  (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

                  (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                  (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

                  (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding. Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

         5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

                  (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

                  (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross- examination.

                  (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues


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

raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

                  (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

                  (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

         6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         7.       The neutral shall rule on each disputed issue within fourteen
(14) days following completion of the hearing. Such ruling may adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues or may craft rulings and remedies other than those proposed by the parties. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling if the neutral adopts a proposed ruling and remedy.

         8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

                  (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

                  (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

             (c) 9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

         10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.


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